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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☑ Definitive Proxy Statement
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JOHNSON CONTROLS, INC.

(Name of Registrant as Specified In Its Charter)

JOHNSON CONTROLS, INC.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Johnson Controls, Inc.
5757 North Green Bay Ave.
Post Office Box 591
Milwaukee, Wisconsin 53201-0591

Notice of 2007
Annual Meeting
and Proxy Statement

Date of Notice: December 6, 2006

NOTICE OF THE 2007
ANNUAL MEETING OF SHAREHOLDERS

The Annual Meeting of Shareholders of Johnson Controls, Inc. will be held on Wednesday, January 24, 2007, at 1:00 P.M. CST, at Discovery World at Pier Wisconsin, 500 N. Harbor Drive, Milwaukee, Wisconsin. The proposals to be voted on at the Annual Meeting are as follows:

1.	The election of four directors, with the following as the Board’s nominees:
Robert L. Barnett
Eugenio Clariond Reyes-Retana
Jeffrey A. Joerres
Richard F. Teerlink

2.	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2007.

3.	Approval of the Johnson Controls, Inc. 2007 Stock Option Plan.

4.	To transact such other business as may properly come before the Annual Meeting and any adjournment thereof.

The Board of Directors recommends a vote FOR items 1, 2 and 3. The Board or proxy holders will use their discretion on other matters that may arise at the Annual Meeting.

If you were a shareholder of record at the close of business on November 16, 2006, you are entitled to vote at the Annual Meeting.

If you have any questions about the Annual Meeting, please contact:

Shareholder Services
Johnson Controls, Inc.
5757 North Green Bay Ave.
Post Office Box 591
Milwaukee, WI 53201-0591
(414) 524-2363

By Order of the Board of Directors

Johnson Controls, Inc.
5757 North Green Bay Avenue
Post Office Box 591
Milwaukee, WI
53201-0591

December 6, 2006

Dear Shareholder:

The Johnson Controls Annual Shareholders’ Meeting will be convened on Wednesday, January 24, 2007, at 1:00 P.M. CST at Discovery World at Pier Wisconsin, 500 N. Harbor Drive, Milwaukee, Wisconsin. The accompanying proxy statement, which details the business to be conducted at the Annual Shareholders’ Meeting, is being mailed to shareholders on or about December 6, 2006, together with the Company’s Annual Report on Form 10-K for fiscal year 2006, which contains audited financial statements for the Company. The Annual Report on Form 10-K is not to be regarded as proxy solicitation material. Given the availability of management presentations to investors on the Internet throughout the year, the management presentation at the Annual Meeting will be brief.

We are pleased to once again offer multiple options for voting your shares. As detailed in the “Questions and Answers” section of this notice, you can vote your shares via the Internet, by telephone, by mail or by written ballot at the Annual Meeting. We encourage you to use the Internet to vote your shares as it is the most cost-effective method.

Thank you for your continued support of Johnson Controls.

Sincerely,

JOHNSON CONTROLS, INC.

John M. Barth
Chairman and Chief Executive Officer

*	Agenda items for the Annual Meeting

QUESTIONS AND ANSWERS

Q: What am I voting on?

A:	You are voting on THREE proposals:

1.	Election of four directors for a term of three years, with the following as the Board’s nominees:
          Robert L. Barnett
          Eugenio Clariond Reyes-Retana
          Jeffrey A. Joerres
          Richard F. Teerlink

2.	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2007.
3.	Approval of the Johnson Controls, Inc. 2007 Stock Option Plan.

Q: What are the voting recommendations of the Board?

A:	The Board of Directors is soliciting this proxy and recommends the following votes:

•	FOR each of the director nominees;
•	FOR ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2007; and
•	FOR approval of the Johnson Controls, Inc. 2007 Stock Option Plan.

Q: Will any other matters be voted on?

A:	We are not aware of any other matters that you will be asked to vote on at the Annual Meeting. If other matters are properly brought before the Annual Meeting, the proxy holders will use their discretion on these matters as they may arise. Furthermore, if a nominee cannot or will not serve as director, then the proxy holders will vote for a person whom they believe will carry out our present policies.

Q: Why are we voting on a new stock option plan?

A:	The Company firmly believes that a disciplined stock program, in conjunction with the other compensation programs of the Company, is a necessary and effective employee incentive and retention tool that benefits all of the Company’s shareholders. Stock options and stock appreciation rights directly link the interests of employees with those of shareholders and allow participants to share in the success of the Company. The Company’s use of stock options and stock appreciation rights will continue to be overseen by the independent Compensation Committee of the Board of Directors and the Company’s Chief Executive Officer. The 2007 Stock Option Plan will replace the existing 2000 Stock Option Plan, which was previously approved by shareholders in 2000 and has nearly run out of shares.

Q: Who can vote?

A:	If you hold the Company’s Common Stock, CUSIP No. 478366107, as of the close of business on November 16, 2006, then you are entitled to one vote per share at the Annual Meeting. There is no cumulative voting.

Q:	How do I vote?

A:	There are four ways to vote:

•	by Internet at http://www.eproxy.com/jci/. We encourage you to vote this way as it is the most cost-effective method;
•	by toll-free telephone at 1-800-560-1965;
•	by completing and mailing your proxy card; or
•	by written ballot at the Annual Meeting.

Q:	What is the effect of not voting?

A:	It will depend on how your share ownership is registered.

•	If shares you own are registered in your name and you do not vote, your unvoted shares will not be represented at the meeting and will not count toward the quorum requirement. If a quorum is obtained and shareholders holding a majority of the outstanding shares of Johnson Controls stock cast votes on the proposal to approve the 2007 Stock Option Plan, your unvoted shares will not affect whether a proposal is approved or rejected.
•	If you own shares in “street name” through a broker and do not vote, your broker may represent your shares at the meeting for purposes of obtaining a quorum. In the absence of your voting instructions, your broker may or may not vote your shares at its discretion depending on the proposals before the meeting. Your broker may vote your shares at its discretion and your shares will count toward the quorum requirement on “routine matters.” Regarding other proposals determined to be “non-routine,” your broker may not vote your shares. In those cases, the absence of voting instructions results in a “broker non-vote.” Broker non-vote shares are counted toward the quorum requirement but they do not affect the determination of whether a non-routine matter is approved or rejected. The Company believes that Proposals One and Two are routine matters on which brokers will be permitted to vote on behalf of their clients if no voting instructions are furnished. Since the Company believes Proposal Three is a non-routine matter, broker non-vote shares will not affect the determination of whether Proposal Three is approved or rejected so long as shareholders holding a majority of the outstanding shares of Johnson Controls Stock cast votes on Proposal Three. Your broker can also authorize, and the Company may also vote, at the discretion of the proxies, upon such other matters that may properly come before the meeting or any adjournments thereof.

•	If you own shares through a Johnson Controls retirement or employee savings and investment plan [401(k)], and you do not direct the trustee of the 401(k) plan to vote your shares, or if the trustee does not receive your proxy card by January 19, 2007, then the trustee will vote the shares credited to your account in the same proportion as the voting of shares for which the trustee receives direction from other participants.
•	Further, if you sign and return a proxy card for your shares but you do not indicate a voting direction, then the shares you hold will be voted FOR each of the nominees listed in Proposal One, FOR Proposal Two, FOR Proposal Three, and, in the discretion of the proxies, upon such other matters that may properly come before the meeting or any adjournments thereof.

Q: Can I change my vote?

A:	Yes. You can change your vote or revoke your proxy any time before the Annual Meeting by:

•	entering a new vote by Internet or phone;
•	returning a later-dated proxy card;
•	notifying Jerome D. Okarma, Vice President, Secretary and General Counsel, by written revocation letter addressed to the Milwaukee address listed on the front page; or
•	completing a written ballot at the Annual Meeting.

Q: What vote is required to approve each proposal?

A:	The four director nominees receiving the greatest number of votes will be elected. Provided a quorum is present, the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2007 requires an affirmative majority vote. An affirmative vote of the majority of votes cast by the shareholders is required to approve and to ratify the proposed Johnson Controls, Inc. 2007 Stock Option Plan.

Q: Is my vote confidential?

A:	Yes. Only the election inspectors and certain individuals, independent of the Company, who help with the processing and counting of the vote have access to your vote. Directors and employees of the Company may see your vote only if the Company needs to defend itself against a claim or if there is a proxy solicitation by someone other than the Company.

Q: Who will count the vote?

A:	Wells Fargo Bank, N.A. will count the vote. Its representatives will serve as the inspectors of the election.

Q: What shares are covered by my proxy card?

A:	The shares covered by your proxy card represent the shares of Johnson Controls stock you own that are registered with the Company and its transfer agent, Wells Fargo Bank, N.A., including those shares you own through the Company’s dividend reinvestment plan and employee stock purchase plan. Additionally, shares owned by employees of the Company that are credited to Johnson Controls employee retirement and savings and investment plans [401(k)] are also covered by your proxy card. The trustee of these plans will vote these shares as directed.

Q: What does it mean if I get more than one proxy card?

A:	It means your shares are held in more than one account. You should vote the shares on all your proxy cards using one of the four ways to vote. To provide better shareholder services, we encourage you to have all your non-broker account shares registered in the same name and address. You may do this by contacting our transfer agent, Wells Fargo Bank, N.A., toll-free at 1-877-602-7397.

Q: Who can attend the Annual Meeting?

A:	All shareholders of record as of the close of business on November 16, 2006 can attend the meeting. Seating, however, is limited. Attendance at the Annual Meeting will be on a first arrival basis.

Q: What do I need to attend the Annual Meeting?

A:	To attend the Annual Meeting, please follow these instructions:

•	To enter the Annual Meeting, bring your proof of ownership of Johnson Controls stock and a form of identification; or
•	If a broker or other nominee holds your shares, bring proof of your ownership of Johnson Controls stock through such broker or nominee and a form of identification.

Q: Will there be a management presentation at the Annual Meeting?

A:	Management will give a brief presentation at the Annual Meeting.

Q: Can I bring a guest?

A:	Seating availability at the Annual Meeting is limited.

Q: What is the quorum requirement of the Annual Meeting?

A:	A majority of the shares outstanding on November 16, 2006 constitutes a quorum for voting at the Annual Meeting. If you vote, your shares will be part of the quorum. Abstentions and broker non-votes will be counted in determining the quorum, but neither will be counted as votes cast “FOR” or “AGAINST” any of the proposals. On the record date, 196,289,520 shares of our Common Stock were outstanding.

Q: How much did this proxy solicitation cost?

A:	The Company will primarily solicit proxies by mail and will cover the expense of such solicitation. Georgeson Shareholder Communications Inc. will help us solicit proxies from all brokers and nominees at a cost of $10,000 plus expenses. Our officers and employees may also solicit proxies for no additional compensation. We may reimburse brokers or other nominees for reasonable expenses they incur in sending these proxy materials to you if you are a beneficial holder of our shares.

Q:	How do I recommend or nominate someone to be considered as a director for the 2008 Annual Meeting?

A:	You may recommend any person as a candidate for director by writing to Jerome D. Okarma, Vice President, Secretary and General Counsel of the Company. All submissions of recommendations from shareholders are reviewed by the Corporate Governance Committee. The Corporate Governance Committee will determine whether the candidate is qualified to serve on the Board of Directors of Johnson Controls, Inc. by evaluating the candidate using the criteria contained under the “Director Qualifications and Selection” section of the Company’s Corporate Governance Guidelines, which is discussed under “Proposal One: Election of Directors — Nominating Committee Disclosure.” Alternatively, if you are a shareholder of record and are entitled to vote at the Annual Meeting, then you may nominate any person for director by writing to Jerome D. Okarma. Your letter must include your intention to nominate a person as a director and include the candidate’s name, biographical data, and qualifications, as well as the written consent of the person to be named in the Company’s proxy statement as a nominee and to serve as a director. To nominate a person as a director for the 2008 Annual Meeting, the Company’s By-Laws require that a shareholder send written notice not less than 45 days and not more than 75 days prior to the month and day in the current year corresponding to the date on which the Company first mailed its proxy materials for the prior year’s Annual Meeting. Therefore, since the Company anticipates mailing this proxy statement on December 6, 2006, the Company must receive notice of shareholder intent to nominate a person as a director no sooner than September 22, 2007, and no later than October 22, 2007. A copy of the Corporate Governance Guidelines is provided at the Company’s website at http://www.johnsoncontrols.com/governance or you may request a copy of these materials by contacting Shareholder Services at the address or phone number provided in the Questions and Answers section of this proxy statement and they will be mailed to you at no cost.

Q:	When are shareholder proposals due for the 2008 Annual Meeting?

A:	Shareholder proposals must be received by the Company, pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, by August 8, 2007, to be considered for inclusion in the Company’s proxy materials for the 2008 Annual Meeting.

Q:	What are the requirements for proposing business other than by a shareholder proposal at the 2008 Annual Meeting?

A:	A shareholder who intends to propose business at the 2008 Annual Meeting other than pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, must comply with the requirements set forth in the Company’s By-Laws. Among other things, a shareholder must give written notice of the intent to propose business before the Annual Meeting to the Company during the 30-day timeframe described above relating to nominating a person as a director. Therefore, based upon the anticipated mailing date of December 6, 2006, the Company must receive notice of shareholder intent to propose business before the Annual Meeting, submitted other than pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, no sooner than September 22, 2007, and no later than October 22, 2007.

If the notice is received after October 22, 2007, then the notice will be considered untimely and the Company is not required to present the shareholder information at the 2008 Annual Meeting. If the Board of Directors chooses to present any information submitted, other than pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, after October 22, 2007, at the 2008 Annual Meeting, then the persons named in proxies solicited by the Board of Directors for the 2008 Annual Meeting may exercise discretionary voting power with respect to such information.

Q:	Where can I find Corporate Governance materials for Johnson Controls?

A:	The Company’s Ethics Policy, Corporate Governance Guidelines, Disclosure Policy, Communication Policy, Securities and Exchange Commission Filings (including the Company’s Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Reports on Form 8-K and Section 16 insider trading transactions), and the Charters for the Audit, Executive, Finance, Qualified Legal Compliance, Compensation, and Corporate Governance Committees of the Company’s Board of Directors, as well as the Company’s Disclosure Committee are provided at the Company’s website at http://www.johnsoncontrols.com/governance or you may request a copy of these materials by contacting Shareholder Services at the address or phone number provided in the Questions and Answers section of this proxy statement. Materials you request will be sent free of charge. The Ethics Policy is applicable to the members of the Board of Directors and to all of the Company’s employees, including, but not limited to, the principal executive officer, principal financial officer, principal accounting officer or controller, or any person performing similar functions. Any amendments to, or waivers of, the Ethics Policy, as approved by the Board of Directors, will be disclosed on the Company’s website. The Company is not including the information contained on its website as part of, or incorporating it by reference into, this Proxy Statement.

Q:	How can I obtain Corporate Governance materials for Johnson Controls if I do not have access to the Internet?

A:	You may receive a copy of Johnson Controls’ Corporate Governance materials free of charge by:

•	contacting the Manager of Shareholder Services at 1-800-524-6220; or

•	writing to:
Johnson Controls, Inc.
Attn: Shareholder Services X-32
5757 North Green Bay Ave.
Post Office Box 591
Milwaukee, WI 53201-0591

Q:	What is the process for reporting possible violations of Johnson Controls policies?

A:	Employees may anonymously report a possible violation of Johnson Controls’ policies by calling 1-866-444-1313 in the U.S. and Canada, or 678-250-7578 if located elsewhere. Reports of possible violations of the Ethics Policy may also be made to Jerome D. Okarma, Vice President, Secretary and General Counsel, at Jerome.D.Okarma@jci.com or to the attention of Mr. Okarma at 5757 North Green Bay Avenue, P.O. Box 591, Milwaukee, Wisconsin, 53201-0591. Reports of possible violations of financial or accounting policies may be made to the Chairman of the Audit Committee, Robert A. Cornog, at Robert.A.Cornog@jci.com or to the attention of Mr. Cornog at 5757 North Green Bay Avenue, P.O. Box 591, Milwaukee, Wisconsin, 53201-0591. Reports of possible violations of the Ethics Policy that the complainant wishes to go directly to the Board may be addressed to the Chairman of the Corporate Governance Committee, Robert L. Barnett, at Robert.L.Barnett@jci.com or to the attention of Mr. Barnett at 5757 North Green Bay Avenue, P.O. Box 591, Milwaukee, Wisconsin, 53201-0591.

The Company’s Ethics Policy is applicable to the members of the Board of Directors and to all of the Company’s employees, including, but not limited to, the principal executive officer, principal financial officer, principal accounting officer or controller, or any person performing similar functions.

Q:	How do I obtain more information about Johnson Controls, Inc.?

A:	To obtain additional information about the Company, you may contact Shareholder Services by:

•	calling the Manager of Shareholder Services, at 1-800-524-6220;
•	visiting the website at www.johnsoncontrols.com; or

•	writing to:
Johnson Controls, Inc.
Attn: Shareholder Services X-32
5757 North Green Bay Ave.
Post Office Box 591
Milwaukee, WI 53201-0591

Q:	If more than one shareholder lives in my household, how can I obtain an extra copy of this proxy statement?

A:	Pursuant to the rules of the Securities and Exchange Commission, services that deliver the Company’s communications to shareholders who hold their stock through a bank, broker, or other holder of record may deliver to multiple shareholders sharing the same address a single copy of the Company’s proxy statement. Upon written or oral request, the Company will mail a separate copy of the proxy statement to any shareholder at a shared address to which a single copy of each document was delivered. You may contact the Company with your request by calling or writing to Shareholder Services at the address or phone number provided above. Materials you request will be mailed to you at no cost.

PLEASE VOTE. YOUR VOTE IS VERY IMPORTANT.

Promptly returning your proxy card or voting via telephone or the Internet will help to reduce the cost of this solicitation.

PROPOSAL ONE: ELECTION OF DIRECTORS

Retirement of Willie D. Davis:	The Board accepted, with gratitude expressed for his years of service, Mr. Davis’ notice of retirement from the Board of Directors at its November meeting. Mr. Davis’ retirement is in accordance with the Company’s mandatory Director Retirement Policy established by the Company’s Corporate Governance Guidelines.

Board Structure:	At its November meeting, the Board of Directors took action to reduce the size of the board to 12 members. The By-laws were amended in November 2006 to reflect the decrease in the size of the Board. The directors are divided into three classes. At each Annual Meeting, the term of one class expires. Directors in each class serve three-year terms, or until the director’s earlier retirement pursuant to the Board of Directors Retirement Policy, or until his or her successor is duly qualified and elected.

Shareholder Communication with the Board:	We encourage shareholder communication with directors. General communication with any member of the board may be sent to his or her attention at 5757 North Green Bay Avenue, P.O. Box 591, Milwaukee, Wisconsin, 53201-0591. Communications regarding financial or accounting policies may be made to the Chairman of the Audit Committee, Robert A. Cornog, at Robert.A.Cornog@jci.com or to the attention of Mr. Cornog at 5757 North Green Bay Avenue, P.O. Box 591, Milwaukee, Wisconsin, 53201-0591. Other communications may be made to the Chairman of the Corporate Governance Committee, Robert L. Barnett, at Robert.L. Barnett@jci.com or to the attention of Mr. Barnett at the address noted above. The Company does not screen emails to these individuals. The Company does, however, screen regular mail for security purposes.

Director Attendance at the Annual Meeting:	The Company has a long-standing policy of director attendance at the Annual Meeting. All of the directors attended the 2006 Annual Meeting of Shareholders.

Nominating Committee Disclosure:	The Corporate Governance Committee (the “Committee”) serves the nominating committee role. The material terms of this role are described in the Committee’s Charter, a description of which is located under the “Board Committees” section of this proxy. The Committee’s entire Charter, the Corporate Governance Guidelines, and the Committee’s procedures are published on the Company’s website. The “Committee Independence” section of the Corporate Governance Guidelines requires that all members of the Committee be independent, as defined by the New York Stock Exchange listing standards and the Company’s Corporate Governance Guidelines. The Committee has a process under which all director candidates, regardless of whether nominated as required by the By-laws, or recommended, are identified and evaluated. In order to identify director candidates, the Committee maintains a file of recommended potential director nominees (including those recommended by shareholders), solicits candidates from current directors, evaluates recommendations and nominations by shareholders, and will, if deemed appropriate, retain, for a fee, recruiting professionals to identify and evaluate candidates. The Committee uses the following criteria, among others, to evaluate any candidate’s capabilities to serve as a member of the Board: attendance, independence, time commitments, conflicts of interest, ability to contribute to the oversight and governance of the Company and experience with a business of similar size, scope and multinational involvement as the Company. Further, the Committee reviews the qualifications of any candidate with those of current directors to determine coverage and gaps in experience in related industries, such as automotive and electronics, and in functional areas, such as financial, manufacturing, technology, labor, employment and investing areas. The Committee will also evaluate each candidate who may stand for reelection based upon the preceding criteria before nominating such director for reelection. Therefore, all director candidates will be evaluated in a similar matter regardless of how each director was identified, recommended, or nominated. No director candidates were nominated or recommended during the year by shareholders.

BOARD NOMINEES

At the Annual Meeting, four directors will be elected for terms expiring in 2010. The nominees for election as recommended by the Corporate Governance Committee and selected by the Board of Directors are Robert L. Barnett, Eugenio Clariond Reyes-Retana, Jeffrey A. Joerres, and Richard F. Teerlink, all of whom are current directors of the Company. Each person elected as a director will serve until the Annual Meeting of Shareholders in 2010, or until his successor has been duly qualified and elected. Brief biographies of the director nominees and continuing directors follow. The Board recommends that you vote FOR the election of Robert L. Barnett, Eugenio Clariond Reyes-Retana, Jeffrey A. Joerres, and Richard F. Teerlink.

Robert L. Barnett
Director since 1986
Age 66
Retired Executive Vice President, Motorola, Inc., Schaumburg, Illinois (manufacturer of electronics products). Mr. Barnett served as Executive Vice President of Motorola from 2003 to 2005. Prior to that, he served as President and Chief Executive Officer, Commercial, Government and Industrial Solutions Sector, Motorola, Inc., from 1998 to 2002. Mr. Barnett is a director of Central Vermont Public Service and USG Corp. Mr. Barnett is Chairman of the Compensation Committee of Central Vermont Public Service and is Chairman of the Audit Committee of USG Corp.

Eugenio Clariond Reyes-Retana
Director since 2005
Age 63
Chairman of the Board and Chief Executive Officer, Grupo IMSA S.A., Nuevo Leon, Mexico, since 2003 (industrial conglomerate specializing in steel, aluminium and plastic products). Prior to that time he was the Chief Executive Officer of Grupo IMSA, S.A. Mr. Clariond serves as a director of Chaparral Steel, Grupo Financiero Banorte S.A., Grupo Industrial Saltillo S.A., Navistar International Corp, and The Mexico Fund, Inc. Mr. Clariond serves on the Audit Committees of Grupo Industrial Saltillo, S.A. and The Mexico Fund, Inc. and is a member of the Compensation Committees of Chaparral Steel and Navistar International Corp. As of December 31, 2006, Mr. Clariond will retire as Chairman of the Board of Grupo IMSA S.A.

Jeffrey A. Joerres
Director since 2001
Age 47
Chief Executive Officer, President and Director since 1999, and Chairman of the Board since 2001, Manpower Inc., Milwaukee, Wisconsin (provider of employment services). Mr. Joerres served as Senior Vice President of European Operations from 1998 to 1999, and Senior Vice President of Major Account Development from 1995 to 1998. Mr. Joerres is a director of Artisan Funds and the National Association of Manufacturers and serves on the board of trustees for the Committee for Economic Development. Mr. Joerres serves on the Audit Committee of Artisan Funds.

Richard F. Teerlink
Director since 1994
Age 70
Retired Chairman of the Board and President and Chief Executive Officer, Harley-Davidson, Inc., Milwaukee, Wisconsin, 1998 and 1997, respectively (manufacturer of motorcycles). Mr. Teerlink was a member of the board of directors of Harley-Davidson, Inc. from 1987 to 2002. Mr. Teerlink is a director of Snap-on, Inc. Mr. Teerlink serves as Chairman of the Audit Committee of Snap-On, Inc.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” ITS NOMINEES.

CONTINUING DIRECTORS

Terms Expire at the 2008 Annual Meeting:

Natalie A. Black
Director since 1998
Age 56
Senior Vice President, General Counsel and Corporate Secretary, Kohler Co., Kohler, Wisconsin since 2001 (manufacturer and marketer of plumbing products, power systems and furniture). Ms. Black served as a Group President for Kohler Co. from 1998 to 2001.

Robert A. Cornog
Director since 1992
Age 66
Retired Chairman of the Board of Directors, Chief Executive Officer and President, Snap-on, Inc., Kenosha, Wisconsin (tool manufacturer). He served as Chief Executive Officer and President from 1991 to 2001 and as Chairman from 1991 to 2002. Mr. Cornog is a director of Oshkosh Truck Corp. and Wisconsin Energy Corp. (“We Energies”). Mr. Cornog serves on the Human Resources Committee (compensation) of Oshkosh Truck Corp. and the Audit Committee of We Energies.

William H. Lacy
Director since 1997
Age 61
Former Chairman and Chief Executive Officer, MGIC Investment Corp., Milwaukee, Wisconsin (provider of private mortgage insurance). Mr. Lacy retired at the end of 1999 after a 28-year career at MGIC Investment and its principal subsidiary, Mortgage Guaranty Insurance Corp. (MGIC), the nation’s leading private mortgage insurer. Mr. Lacy is a Director of American Capital Access (ACA Capital) and Ocwen Financial Corp. He serves on the Audit Committee of Ocwen Financial Corp.

Stephen A. Roell
Director since 2004
Age 56
Vice Chairman of the Board of Directors and Executive Vice President, Johnson Controls, Inc. Mr. Roell was elected Vice Chairman in 2005 and Executive Vice President in 2004. He served as Chief Financial Officer of Johnson Controls, Inc. from 1991 to 2005.

Terms Expire at the 2009 Annual Meeting:

Dennis W. Archer
Director since 2002
Age 64
Chairman, Dickinson Wright PLLC, Detroit, Michigan since 2002 (law firm). Mr. Archer served as president of the American Bar Association from 2003 to 2004. Mr. Archer served as Mayor of Detroit from 1994 to 2001. Mr. Archer is also a director of Compuware Corp. and Masco Corp. Mr. Archer serves on the Audit Committee of Masco Corp.

John M. Barth
Director since 1997
Age 60
Chairman of the Board of Directors and Chief Executive Officer, Johnson Controls, Inc. Mr. Barth became Chairman of the Board of Directors on January 1, 2004 and Chief Executive Officer on October 1, 2002. Previously, Mr. Barth served as Chief Operating Officer.

Paul A. Brunner
Director since 1983
Age 71
President and Chief Executive Officer, Spring Capital, Inc., Stamford, Connecticut, since 1985 (international investment management). President and Chief Executive Officer, ASEA, Inc., 1982 to 1984. President and Chief Executive Officer, Crouse Hinds Co., 1967 to 1982. From 1959 to 1967, Mr. Brunner worked for Coopers & Lybrand, an accounting firm, as an audit supervisor, New York office. Mr. Brunner serves as Chairman of the Audit Committee and an audit committee financial expert of Trex Company, Inc and is also a member of its Compensation Committee.

Southwood J. Morcott
Director since 1993
Age 68
Retired Chairman of the Board, President, and Chief Executive Officer, Dana Corp., Toledo, Ohio (vehicular and industrial systems manufacturer). Mr. Morcott is a director of CSX Corp. and Navistar International Corp. Mr. Morcott serves as the Chairman of the Compensation Committee of Navistar International Corp.

PROPOSAL TWO:
RATIFICATION OF THE APPOINTMENT OF THE COMPANY’S INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2007

We ask that you ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2007.

PricewaterhouseCoopers LLP has audited our accounts for many years. The Audit Committee appointed them as the Company’s independent registered public accounting firm for fiscal year 2007.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they so desire and to be available to respond to appropriate questions.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2007.

PROPOSAL THREE:
APPROVAL OF THE JOHNSON CONTROLS, INC. 2007 STOCK OPTION PLAN

The Company is requesting that shareholders approve the Johnson Controls, Inc. 2007 Stock Option Plan (the “2007 Stock Option Plan” or the “Plan”), which the Board of Directors adopted on November 15, 2006. The Company firmly believes that a disciplined equity compensation program, in conjunction with the other compensation programs of the Company, is a necessary and effective employee incentive and retention tool that benefits all of the Company’s shareholders. Stock options and stock appreciation rights directly link the interests of employees with those of shareholders and allow participants in the equity compensation plan to share in the success of the Company. The Company’s use of stock options, stock appreciation rights and compensation policies are overseen by the independent Compensation Committee of the Board of Directors and the Company’s Chief Executive Officer. The 2007 Stock Option Plan will replace the existing 2000 Stock Option Plan, which was previously approved by shareholders in 2000.

The terms of the 2007 Stock Option Plan are substantially similar to those of the 2000 Stock Option Plan. Although the Company has always administered equity plans in compliance with best practice, certain updates were made to the 2007 Stock Option Plan to reflect current best practices. These updates include the express prohibition of backdating of a stock option or stock appreciation rights award, the re-pricing of a stock option or stock appreciation right, and the use of discounted stock options or stock appreciation rights. Further, the Plan does not allow for the use of reload option grants nor the replenishing of authorized shares available under the Plan with shares used to pay the exercise price of stock options or taxes due.

The 2007 Stock Option Plan will be effective following shareholder approval of the Plan. If the 2007 Stock Option Plan is approved by shareholders, then the Company will not grant any future awards under the 2000 Stock Option Plan, and the current balance of shares remaining available for grant under the 2000 Plan will be made available for awards under the 2007 Stock Option Plan. As of November 16, 2006, 2,283,702 shares of Common Stock were available for the granting of awards under the 2000 Stock Option Plan. Additional information regarding the total number of shares available for issuance under the Company’s existing equity compensation plans as of October 31, 2006 is presented under the section captioned “Equity Compensation

Plan Information.” The 2000 Stock Option Plan as currently in effect will remain in effect if the Company’s shareholders do not approve the 2007 Stock Option Plan.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about the Company’s equity compensation plans as of October 31, 2006:

	(a)	(b)	(c)
Number of
Securities
Remaining Available
for Future Issuance
	Number of Securities	Weighted-Average	Under Equity
	to be Issued upon	Exercise Price of	Compensation
	Exercise of	Outstanding	Plans (Excluding
	Outstanding Options,	Options, Warrants and	Securities Reflected
Plan Category	Warrants and Rights	Rights	in Column (a))

Equity compensation plans approved by security holders	12,527,292	$51.58	2,988,759
Equity compensation plans not approved by security holders	—	N/A	N/A
Total	12,527,292	$51.58	2,988,759

(c) Includes shares of Common Stock that remain available for grant under Company Plans as follows: 2,283,702 shares under the 2000 Stock Option Plan, 636,500 shares under the 2001 Restricted Stock Plan and 68,557 shares under the Stock Plan for Outside Directors.

As of November 16, 2006, the Company had issued and outstanding 196,289,520 shares of Common Stock (including 270,500 shares of unvested restricted stock).

The Board of Directors unanimously recommends a vote FOR the approval of the 2007 Stock Option Plan.

The 2007 Stock Option Plan is included as Appendix A to this proxy statement. The following description of principal features of the Plan is qualified in its entirety by reference to Appendix A.

DESCRIPTION OF THE 2007 STOCK OPTION PLAN

Duration of the 2007 Stock Option Plan.  The Plan will remain in effect until the tenth anniversary of the Effective Date, unless terminated earlier by the Board in accordance with the terms of the Plan.

Administration.  The Compensation Committee, or other committee selected by the Board, any of which is referred to as the committee, will administer the Plan. In addition, the Chief Executive Officer (CEO) of the Company may administer the Plan with respect to awards made to employees who are not subject to Section 16 of the Securities Exchange Act of 1934 at the time the CEO acts. The committee or CEO is referred to as the administrator.  The administrator, subject to the provisions of the Plan, is authorized (to the extent of its authority) to (i) interpret and administer the Plan, (ii) select employees to whom awards will be granted, (iii) determine the type and size of awards, (iv) determine, interpret, and amend, in accordance with the Plan, the terms and conditions of such awards, and (v) establish, amend, or waive rules and regulations for the Plan’s administration. The committee may delegate its authority under the Plan to the extent permitted by law.

Eligibility.  Only employees of the Company and its subsidiaries who are selected by the administrator may be granted awards under the Plan. Approximately 1,600 persons are currently eligible to participate in the Plan. The number of eligible participants may increase over time based upon future growth of the Company and its affiliates.

Awards.  Following is a general description of the types of awards that may be granted under the Plan. Terms and conditions of awards will be determined on a grant-by-grant basis by the administrator, subject to limitations contained in the Plan.

Stock options.  A participant granted a stock option will be entitled to purchase at a fixed price a specified number of shares of Common Stock during a specified term. Except for stock options that are adjusted by the Board or committee in connection with certain transactions or changes in corporate structure, as described below, the per share purchase price of shares subject to stock options may not be less than 100% of the fair market value of the Common Stock on the date the stock option is granted. A stock option may not be granted prior to the date on which the administrator approves the grant. No stock option may have an exercise term greater than 10 years. The administrator may designate a stock option as either an incentive stock option, which provides the participant potentially favorable tax consequences as described under “Federal Income Tax Consequences” below, or a nonqualified stock option, which does not provide such favorable tax consequences.

Stock appreciation rights (SAR).  A participant granted an SAR will be entitled to receive a payment equal to the excess of the fair market value (calculated as of the exercise date) of a share of Common Stock over the grant price of the SAR. Payment will be made in cash, shares of Common Stock, or a combination of cash and shares. The administrator may grant SARs in tandem with or independently of stock options. Except for SARs adjusted by the Board or committee in connection with certain transactions or changes in corporate structure, as described below, the grant price of an SAR may not be less than 100% of the fair market value of the Common Stock on the date the SAR is granted. An SAR may not be granted prior to the date on which the administrator approves the grant. No SAR may have a term greater than 10 years.

Shares Available for Awards.  Subject to certain adjustments set forth in the Plan, the maximum number of shares of Common Stock that may be issued under the Plan is the sum of the following:

•	A maximum of 12,283,702 shares of the Common Stock of the Company may be subject to option under the new 2007 Stock Option Plan. This number will be subject to adjustment in the event of a stock dividend, stock split or similar change in outstanding shares. This number is comprised of (1) 2,283,702 shares of Common Stock that remain available for grant under the 2000 Stock Option Plan as of the Effective Date of the Plan, and (2) 10,000,000 additional shares of Common Stock.

•	Any shares subject to prior awards granted under the 2000 Stock Option Plan that are outstanding as of the Effective Date and that would have become available for new grants under the terms of the 2000 Stock Option Plan, such as due to termination or expiration of a prior award without being exercised in full. The 12,283,702 shares reserved under the Plan may be issued pursuant to incentive stock options.

To the extent that an award terminates, expires, lapses for any reason, or is cancelled without the issuance of Common Stock or cash, or is paid in cash, any shares of Common Stock subject to the award will again be available for the grant of a new award pursuant to the Plan. If shares of Common Stock are forfeited under an award, or if shares are issued under any award and the Company subsequently reacquires them pursuant to rights reserved upon the issuance of the shares, then such shares may again be used for new awards under the Plan, but may not be issued pursuant to incentive stock options. Any shares of Common Stock tendered or withheld to satisfy the grant or exercise price or tax withholding obligation with respect to any award will be counted as issued or transferred to the participant under the Plan and will not again be available for the grant of an award pursuant to the Plan. No determination has been made as to the types or amounts of awards that will be granted to specific individuals pursuant to the plan.

The Plan does not permit shares to be issued in connection with “full-value awards” (i.e., awards other than stock options or stock appreciation rights).

Subject to certain adjustments set forth in the Plan, the maximum number of shares with respect to which options or SARs may be granted under the Plan in any two consecutive calendar years to any one participant is 2,000,000 shares.

If the Company is involved in a merger or other transaction in which the shares of Common Stock are exchanged, if the shares of Common Stock are subdivided or combined, if the Company effects an extraordinary or special cash dividend or share repurchase, or if other similar events occur that affect the Common Stock that the committee determines warrant an adjustment, then the Board or committee must adjust the number and kind of shares that may be delivered under the Plan, the per participant maximum, the number and kind of shares that are subject to outstanding awards, the exercise price or grant price of shares subject to outstanding awards, and other terms and conditions of outstanding awards to prevent dilution or enlargement of rights.

Amendment; Termination.  The Plan may be amended or terminated by the Board or the committee at any time, subject to certain limitations, and awards granted under the Plan may be amended or terminated by the administrator at any time, provided that no such action may, without a participant’s written consent, adversely affect in any material way any previously granted award except in certain circumstances. No amendment that would require shareholder approval under the New York Stock Exchange’s listing standards, any rule promulgated by the United States Securities and Exchange Commission, or any securities exchange on which the Company’s shares are listed may become effective without shareholder approval. The administrator may provide for special terms as it considers necessary or appropriate to accommodate differences in foreign law, tax policy or custom. Additionally, the administrator may supplement, amend, restate or approve an alternative version of the Plan as it determines necessary or appropriate for a foreign country, none of which supplements, amendments, restatements or alternative versions will affect the terms of the Plan for any other country.

Change of Control.  The Plan provides that, except as otherwise provided in a participant’s award agreement or such other agreement between the Company and a participant, upon the occurrence of a “change of control”, any and all outstanding stock options and SARs granted under the Plan will become immediately exercisable. The committee may, in its discretion, specify that outstanding stock options and SARs will be automatically cashed out upon a “change of control.”

For purposes of the Plan, “change of control” is defined in section 2(e) of the Plan document, which is contained in Appendix A of this proxy statement.

Re-pricings.  Stock options and SARs granted under the Plan may not be re-priced. Adjustments to the terms of stock options or SARs pursuant to the Plan’s adjustment provision (described above) made in connection with a merger, reorganization, consolidation, stock dividend, extraordinary or special dividend or share repurchase or other event described in the adjustment provision will not constitute a re-pricing.

Transferability.  Awards generally will be non-transferable except upon the death of a participant, although the administrator may permit a participant to transfer awards (for example, to family members or trusts for family members) subject to such conditions as the administrator may establish.

Termination of Employment.  The rules concerning the extent to which a participant may exercise stock options or SARs upon termination of employment are set forth in the Plan or will be set forth in the participant’s award agreement. Such provisions need not be uniform among awards.

Tax Withholding.  The Company may deduct or withhold, or require a participant to remit, an amount sufficient to satisfy federal, state, local, domestic or foreign taxes required by law or regulation to be withheld with respect to any taxable event arising as a result of the Plan. The withholding requirement may be satisfied, in whole or in part, by having the Company withhold, or by tendering to the Company, Common Stock having a fair market value equal to the minimum withholding obligation.

Federal Income Tax Consequences

The U.S. federal income tax discussion set forth below is intended for general information only and does not purport to be a complete analysis of all of the potential tax effects of the 2007 Stock Option Plan. It is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. Foreign, state and local income tax consequences are not discussed, and may vary from locality to locality.

Incentive Stock Options.  A participant generally will not realize taxable income on an incentive stock option either when the option is granted or when the option is exercised; however, the amount by which the fair market value of the stock at the time of exercise exceeds the exercise price generally will be included in the participant’s alternative minimum taxable income on the date of exercise. Gain or loss realized by a participant on the sale of the stock issued upon exercise of an incentive stock option is taxable as long-term capital gain or loss, and no tax deduction is available to the Company, unless the participant disposes of the stock in a “disqualifying disposition.” A disqualifying disposition generally occurs if the participant disposes of the stock purchased under the option within two years after the date of grant of the incentive stock option or within one year after the date of exercise. Upon a disqualifying disposition of the stock, the participant will realize ordinary income in an amount equal to the difference between the option exercise price and the lesser of (i) the fair market value of the stock on the date of exercise, or (ii) the amount realized on a sale or exchange of the stock. The Company will be entitled to a deduction to the extent ordinary income is recognized by the participant as a result of a disqualifying disposition, provided certain tax reporting requirements are met. Additionally, if the amount realized on a sale or exchange of the stock is greater than the fair market value of the stock on the date of exercise, the difference will be taxed as capital gain.

Nonqualified Stock Options.  A participant will not realize taxable income on a nonqualified stock option when the option is granted, nor will the Company be entitled to a deduction. Upon the exercise of a nonqualified stock option, the participant will realize ordinary income in an amount equal to the difference between the option exercise price and the fair market value of the stock on the date of exercise. A participant will be subject to withholding for federal income and employment tax purposes with respect to income recognized upon exercise of a nonqualified stock option. The Company generally will be entitled to a deduction to the extent ordinary income is recognized by the participant, provided certain reporting requirements are met. The participant would recognize gain upon the disposition of any shares received on exercise of a nonqualified stock option equal to the excess of (i) the amount realized on such disposition over (ii) the participant’s basis in the stock, which generally would be the fair market value of the stock on the date of exercise of the nonqualified stock option. That gain would be taxable as long or short-term capital gain depending on whether the shares were held for more than one year.

Stock Appreciation Rights.  A participant will not realize taxable income when an SAR is granted, nor will the Company be entitled to a deduction. Rather, the participant will recognize ordinary income for federal income tax purposes equal to the amount of cash and the fair market value of the shares, if any, received upon exercise of the SAR. A participant will be subject to withholding for federal income and employment tax purposes with respect to income recognized upon exercise of an SAR. The Company generally will be entitled to a deduction to the extent ordinary income is recognized by the participant. The participant would recognize gain upon the disposition of any shares received on exercise of a SAR equal to the excess of (i) the amount realized on such disposition over (ii) the participant’s basis in the stock, which generally would be the fair market value of the stock on the date of exercise of the SAR. That gain would be taxable as long or short-term capital gain depending on whether the shares were held for more than one year.

Code Section 409A.  It is intended that all awards granted under the Plan be exempt from Section 409A of the Internal Revenue Code. However, if an award granted under the Plan were subject to Code Section 409A, then, unless certain requirements set forth in Section 409A are complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20 percent penalty tax (and, potentially, certain interest penalties). To the extent that the Company determines that any award granted under the 2007 Stock Option Plan is subject to Code Section 409A, the award agreement evidencing such award must incorporate the terms and conditions required by Section 409A.

Tax Deductibility and Section 162(m) of the Code.  Section 162(m) of the Code generally places a $1 million annual limit on the amount of compensation paid to the CEO and certain other officers of the Company that may be deducted by the Company for federal income tax purposes unless such compensation constitutes “qualified performance-based compensation” under an award that has been granted by a qualified committee of the Board of Directors pursuant to an incentive plan that has been approved by the Company’s shareholders. An award of options or SARs is automatically considered “qualified performance-based compensation” so long as the per share grant or exercise price of such award equals or exceeds the fair market value of a share on the date the award is granted. The 2007 Stock Option Plan is structured so that awards granted under the Plan by the committee are intended to qualify for the “qualified performance-based compensation” exception to the $1 million annual deductibility limit of Section 162(m) of the Code.

Other Considerations.  Awards that are granted, accelerated or enhanced upon the occurrence of a change in control may give rise, in whole or in part, to excess parachute payments within the meaning of Section 280G of the Code to the extent that such payments, when aggregated with other payments subject to Section 280G, exceed the limitations contained in that provision. Such excess parachute payments are not deductible by the Company and are subject to an excise tax of 20 percent payable by the recipient.

FUTURE PLAN BENEFITS

At the time of the mailing of this proxy statement, the Company has not made any awards under the Plan. With regard to future awards, it is not possible at this time to determine the number or types of awards that will be made in the future under the Plan. Such determinations will be made from time to time by the administrator.

On November 16, 2006, the closing price per share of the Common Stock on the New York Stock Exchange was $85.39.

Vote Required

The affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting is required to approve the Plan, provided that shareholders holding a majority of the outstanding shares of Common Stock cast votes on the proposal. For purposes of determining the vote required for this proposal, abstentions and broker nonvotes will have no impact on the vote, again provided that shareholders holding a majority of the outstanding shares of Common Stock cast votes on the proposal.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE JOHNSON CONTROLS, INC. 2007 STOCK OPTION PLAN.

BOARD INFORMATION

Board Meetings:	In 2006, the Board held a total of six regular meetings and one special meeting. Each director of the Company attended at least 83% of the aggregate number of meetings of the Board and the total number of meetings of all committees of the Board on which such director served during the time each such director was a member of the Board. The Board has a presiding director position. The presiding director is a rotational assignment held in turn by the independent Chairpersons of the Audit, Corporate Governance, Compensation, and Finance Committees. In addition, the Board requires executive sessions of the independent directors at least twice annually. During these executive sessions, and when the Chairperson is unavailable for regular Board meetings, the presiding director has the responsibility to lead the meeting, set the agenda, and determine the information to be provided.

Board Independence:	The Board of Directors has established a categorical standard to assist it in making determinations of director independence. The categorical standard is documented in the Corporate Governance Guidelines. Under this standard, if a director, or his or her Immediate Family Member, is or was an executive officer, employee or director of, or has or had any other relationship with, another company that makes payments to, or receives payments from, the Company for property or services in an amount which, within the last three fiscal years, does not exceed the greater of $1 million or 2% of such other company’s consolidated gross revenues, then that relationship will not be considered to be a material relationship that would impair a director’s independence. The Board of Directors has affirmatively determined by resolution that none of the directors or director nominees (with the exception of John M. Barth, Eugenio Clariond Reyes-Retana and Stephen A. Roell) has any other material relationship with the Company. Accordingly, subject to the three exceptions noted, the Board of Directors has determined that the remaining director nominees and continuing directors are independent.

Board Succession Plan:	The Board Succession Plan is designed to maintain effective shareholder representation and has three important elements. First, the mandatory retirement age for directors is 72 years of age. Second, no director shall serve as a committee chair after reaching his or her 70th birthday. One year prior to a committee chair’s 70th birthday, a transition process will be implemented in which the new chair will work collaboratively with the retiring chair as duties and responsibilities are transitioned. Both the current chair and the successor will receive the retainer given to committee chairs. Third, at the time a Chief Executive Officer shall either resign or retire from the Company, he or she shall resign and retire from the Board as well, following a transition period which is mutually agreed upon between the Chief Executive Officer and the Compensation Committee.

The Corporate Governance Guidelines and Corporate Governance Committee Charter are provided at the Company’s website: http://www.johnsoncontrols.com/governance or you may request a copy of these materials by contacting Shareholder Services at the address or phone number provided in the Questions and Answers section of this proxy statement.

Board Evaluation:	Every year the Board conducts an evaluation of the directors, the committees, and the Board to determine the effectiveness of the Board. The manner of this evaluation is determined annually in order to ensure the procurement of accurate and insightful information. During the Company’s 2006 fiscal year, each director completed a self-assessment questionnaire as a means to evaluate the effectiveness of the Board and its committees. Based upon the input of each director, a list was compiled which identified potential areas for improvement. As a result of the quality of the information obtained through this evaluation process, the Board was able to objectively evaluate its processes and enhance its procedures to allow for greater director, committee, and Board effectiveness.

Board Committees:	Executive Committee: The primary functions of the committee are to exercise all the powers of the Board when the Board is not in session, as permitted by law. The Executive Committee held one meeting last year.

Audit Committee: The primary functions of the committee are to:

• Review and discuss the audited financial statements with management for inclusion of the financial statements and related disclosures in the Company’s Annual Report on Form 10-K;

• Review annually the internal audit and other controls established by management;

• Review the results of management’s and the independent registered public accounting firm’s assessment of the design and operating effectiveness of the Company’s internal controls in accordance with Section 404 of the Sarbanes-Oxley Act of 2002;

• Review the financial reporting process and selection of accounting policies;

• Review management’s evaluation and proposed selection of the Company’s independent registered public accounting firm;

• Review the audit plans prepared by internal audit and the independent registered public accounting firm;

• Review applicable confidential reporting of possible concerns regarding internal accounting controls, accounting and auditing matters;

• Pre-approve all auditing services and permitted non-audit services to be performed by the Company’s independent registered public accounting firm;

• Report the results or findings of all activities to the Board on a periodic basis; and

• Review annually the Committee’s performance and report its findings and recommendations to the Board.

The Audit Committee held eight regular meetings last year. All members are independent as defined by the New York Stock Exchange listing standards and the Corporate Governance Guidelines.

Compensation Committee: The primary functions of the committee are to:

• Recommend to the Board the selection and retention of officers and key employees;

• Review and approve compensation for the Chief Executive Officer and senior executives;

• Administer and recommend amendments to the executive compensation plans;

• Establish objectives, determine performance, and approve salary adjustments of the Chief Executive Officer;

• Approve disclosure statements of executive compensation;

• Approve the retention and termination of outside compensation consultants;

• Review the Company’s executive compensation programs with outside consultants and recommend such programs to the Board;

• Review annually the Committee’s performance and report its findings and recommendations to the Board;

• Review a management succession plan and recommend management succession decisions;

• Review and approve employment related agreements for the Chief Executive Officer and senior executives;

• Report the results or findings of these activities to the Board on a periodic basis; and

• Periodically review Pension Plan design.

The Compensation Committee held four meetings last year. All members are independent as defined by the New York Stock Exchange listing standards. In addition, no member of the Compensation Committee has served as one of the Company’s officers or employees at any time. Further, none of the Company’s executive officers serves as a member of the board of directors or compensation committee of any other company that has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee.

Corporate Governance Committee: The primary functions of the committee are to:

• Recommend to the Board nominees for directors;

• Consider shareholder-recommended candidates for election as directors;

• Recommend the size and composition of the Board;

• Develop guidelines and criteria for the qualifications of directors for Board approval;

• Approve director compensation programs;

• Approve committees, committees’ rotational assignments, and committee structure for the Board;

• Approve and review performance criteria for the Board;

• Ensure formalization of written ethics policy and employee education in the policy;

• Review annually the Committee’s performance and report its findings and recommendations to the Board;

• Review and recommend corporate governance practices and policies of the Company;

• Review and decide on conflicts of interest that may affect directors; and

• Report the results or findings of these activities to the Board on a periodic basis.

The Corporate Governance Committee held five meetings last year. All members are independent as defined by the New York Stock Exchange listing standards.

Finance Committee: The primary functions of the committee are to:

• Review the Company’s major risk exposures and management’s plans to monitor and control such exposures;

• Review and approve, within the limits established by the Board, the Company’s capital appropriations matters;

• Annually review and recommend to the Board of Directors capital expenditure authorization levels;

• Review the Company’s capital structure, financing plans and other significant Treasury policies;

• Review the Company’s policies governing long term investment goals and asset allocation targets for significant defined benefit and defined contribution plans;

• Approve funding for significant defined benefit and defined contribution plans;

• Review the Company’s dividend policy and share repurchase programs;

• Review the Company’s tax situation and significant tax planning initiatives and tax audit settlements;

• Review the status of major information technology plans; and

• Review annually the Committee’s performance.

During the year, the Board approved a reorganization of its committees, eliminating the Pension and Benefits Committee and forming the Finance Committee. The Finance Committee held three meetings last year after the reorganization. The Pension and Benefits Committee held two meetings prior to the reorganization. All members of the Finance Committee are independent as defined by the New York Stock Exchange listing standards.

BOARD COMMITTEE MEMBERSHIP

Johnson Controls Board Committee Membership

Corporate
	Audit	Executive	Compensation	Governance	Finance

Dennis W. Archer			✓	✓
Robert L. Barnett		✓		*	✓
John M. Barth		*
Natalie A. Black				✓	✓
Paul A. Brunner	✓		✓
Robert A. Cornog	*	✓		✓
Willie D. Davis(1)	✓
Jeffrey A. Joerres			✓		✓
William H. Lacy		✓	✓		*
Southwood J. Morcott		✓	*	✓
Eugenio Clariond Reyes-Retana
Stephen A. Roell		✓
Richard F. Teerlink	✓				✓

(1)	As of January, 2006 Mr. Davis ceased service on the Executive Committee.

* Chair of Committee

✓ Committee Member

BOARD COMPENSATION

Retainer and Fees:	Non-employee directors receive a fiscal year retainer of $200,000. The Chairperson for each committee receives an additional fiscal year retainer of $25,000. To encourage such directors to own our shares, they receive 50% of their retainer in our Common Stock each year. The stock is issued annually using the market closing price as of the date of the Annual Meeting. New directors receive a one-time grant of 800 shares of Common Stock upon election or appointment. The grant is issued using the market closing price on the first business day of the month following the start of the director’s term. The Common Stock portion of the annual retainer and the initial grant have been provided pursuant the 2003 Stock Plan for Outside Directors. The cash portion of the retainer is paid quarterly on the first business day of October, January, April and July. Non-employee directors are also reimbursed for any related expenses.

Non-employee directors are permitted to defer all or any part of their retainer under the Deferred Compensation Plan for Certain Directors. The amount deferred may be invested in any of the accounts available under the Company’s qualified Savings and Investment Plan [401(k)], as the director elects. The deferred amount plus earnings, or gain and dividends, as applicable, are paid to the board member according to irrevocable distribution elections after the director retires or otherwise ceases service on the Board.

Other Compensation:	Non-employee directors have historically been eligible to participate in a Director Share Unit Plan. Under the Plan, the Company credited $35,000 worth of stock units annually into each non-employee director’s account at the then current market price. As of the end of fiscal year 2006, new contributions to this Plan have been discontinued. Existing deferred stock units are credited with dividends until retirement, at which time the units will be paid out based upon the market price of the Common Stock at that time. Commencing in fiscal year 2007, the value of units may also be treated as if invested in any of the accounts available under the Company’s qualified Savings and Investment Plan [401(k)], as the director elects.

COMPENSATION COMMITTEE REPORT

The Committee:	The Compensation Committee is composed only of independent directors as defined by the requirements of the New York Stock Exchange and the Company’s Corporate Governance Guidelines. The committee exercises the Board’s powers in compensating the Company’s executives and the executive officers of our Company and its subsidiaries. We make every effort to see that our compensation program is consistent with the values of our Company and furthers its business strategy.

Overall Objectives:	The Company aligns compensation with its values and business objectives. The objectives target customer satisfaction, technology, growth, market leadership and shareholder value. The Compensation Committee has established a program to:

• Attract and retain key executives critical to the long-term success of the Company;

• Reward executives for long-term strategic management and the enhancement of shareholder value;

• Integrate compensation programs, which can focus on pre-tax return on shareholders’ equity, return on investment and growth;

• Support a performance-oriented environment that rewards performance not only with respect to Company goals but also year over year earnings growth; and

• Preserve the federal income tax deductibility of compensation paid. Accordingly, the Company has taken appropriate actions to preserve the deductibility of annual incentives, long-term performance plan payments, and stock option awards. However, the Committee may authorize payments that may not be deductible if it believes that this is in the best interests of the Company and its shareholders.

Executive Compensation Generally:	The Compensation Committee reviews executive pay each year. Compensation depends on many factors, including individual performance and responsibilities, future challenges and objectives, and how he or she might contribute to the Company’s future success. We also look at the Company’s financial performance and the compensation levels at comparable companies.

To meet the overall compensation objectives, we studied competitive compensation data based on surveys provided to the Committee by an independent compensation consultant. The survey for officers and senior managers involved 21 companies. We made adjustments to account for differences in annual sales of our Company and those companies in the survey.

Total Compensation:	Annual executive compensation consists of a base salary and incentive compensation.

Approximately 82% of the total compensation paid to the executive officer group is tied to Company performance. This is comparable to the average of the companies in the executive compensation survey. Doing so helps encourage performance that increases the value of your shares.

The Committee sets target minimum and maximum performance levels. Goals are established above the prior year’s goals and prior year’s actual performance. Doing so motivates the officers to encourage future growth and keeps the goals challenging.

Base Salary:	The Committee determines the levels of salary for key executive officers and a salary range for other executives. Factors considered are:

• Salary survey comparison results;

• Prior year salary;

• Changes in individual job responsibilities;

• Past performance of individuals; and, most importantly,

• Achievement or trends toward achievement of specified Company goals.

Annual Incentives:	The Committee sets an annual incentive award formula under the Annual and Long-Term Incentive Performance Plan. The award is based on specific benchmarks that are consistent with our annual and long-term strategic planning objectives. These benchmarks are also based on achievement of business plans that the Board has approved that include goals of improved performance over the previous year and take into account industry growth and cycles.

At the end of the fiscal year, the Committee applies the formula to objective performance results to determine each executive’s award for the year.

Long-Term Incentives:	The Committee sets a long-term incentive award formula under the Annual and Long-Term Incentive Performance Plan. This award serves to motivate executives to achieve longer-term objectives by providing incentive compensation based on the Company’s performance over a three-year period. The long-term award is based on achievement of business plans that the Board has approved that include goals of improved performance and take into account industry growth and cycles. At the end of the performance period, the Committee applies the formula to objective performance results to determine each executive’s award for the performance period.

Restricted Stock Plan:	The Committee grants restricted stock under the 2001 Restricted Stock Plan, as amended. The Committee determines the participants, the size of the award, and its terms and conditions.

Executive Deferred Compensation Plan:	Executive officers are permitted to defer all or any part of their compensation received under the Annual and Long-Term Incentive Performance Plan and the 2001 Restricted Stock Plan under and pursuant to the terms of the Executive Deferred Compensation Plan. The Executive Deferred Compensation Plan amends, consolidates, and implements the various deferral options contained in the above-mentioned benefit plans. Each individual for whom a deferral account is maintained under the above-mentioned benefit plans is automatically enrolled in the Executive Deferred Compensation Plan.

Stock Option Program:	The Committee historically granted stock options under the 2000 Stock Option Plan. The 2007 Stock Option Plan, if approved by shareholders, will replace the existing 2000 Stock Option Plan. The Committee or the Chief Executive Officer determines which individuals are awarded stock options, the terms at which option grants shall be made, the terms of the options, and the number of shares subject to each option.

Savings and Investment Plan [401(k)]:	Executive officers may participate in the Company’s Savings and Investment Plan [401(k)], which includes Company contributions to the plan, and a Retirement Realization Plan under which certain executives are entitled to additional benefits that cannot be paid under qualified plans due to Internal Revenue Code limitations. Employee and Company contributions in excess of qualified plan limits are accounted for as if invested in various accounts.

Stock Ownership Guidelines:	The Executive Stock Ownership Policy requires all officers and senior executives in each business group, within five years of becoming subject to the policy, to hold the Company’s Common Stock in an amount of three to five times their annual salary, depending on his or her position.

The 2001 Common Stock Purchase Plan for Executives, as amended (CSPPE), facilitates the acquisition of Common Stock by executives subject to the Executive Stock Ownership Policy. Participants in the CSPPE may deduct from their pay up to $2,500 per month to purchase shares of Common Stock. The price of each share is 100% of the average price of shares purchased by Wells Fargo Bank, N.A. as agent for the participants. Participants are charged nominal brokerage fees or commissions.

CEO Compensation:	Mr. Barth’s total compensation is based on the Company’s performance, his individual performance, executive compensation levels at other companies, the desire to retain his services, and the terms of his employment agreement. His salary and incentives reflect the leadership, vision and focus he has provided to the Company.

Mr. Barth’s base salary increased to $1,440,000 on July 1, 2006, from $1,390,000 in 2005. This increase was due to his outstanding performance during the year. His salary approximated the average base salary for other chief executive officers of the 21 comparable companies reviewed.

Approximately 92% of Mr. Barth’s compensation was tied to Company performance. Mr. Barth’s fiscal 2006 annual incentive performance award of $2,900,000 was based upon the return on shareholders’ equity and operating income growth for the Company for fiscal year 2006 and represented 81% of the maximum amount available under the criteria set forth by the Committee. In fiscal year 2006, Mr. Barth received payment under the long-term incentive performance award of $3,308,000, which is based upon the Company’s return on invested capital and earnings growth over the past three fiscal years and represents 88% of the maximum amount available under the criteria established by the Committee. Mr. Barth also received an option award of 400,000 shares on November 16, 2005. In addition, Mr. Barth received a restricted stock grant of 80,000 shares on January 3, 2006.

Southwood J. Morcott, Chairman
Dennis W. Archer
Paul A. Brunner
Jeffrey A. Joerres
Willam H. Lacy
Members, Compensation Committee

AUDIT COMMITTEE REPORT

The Board of Directors appoints an Audit Committee each year to review the Company’s financial matters. In November 2006, amendments to the written Charter governing the Audit Committee were adopted. The restated Audit Committee Charter is attached as Appendix B. Each member of the Company’s Audit Committee meets the independence requirements set by the New York Stock Exchange as detailed in the Corporate Governance Guidelines. The Board of Directors has determined that Messrs. Brunner, Cornog, and Teerlink are Audit Committee financial experts as defined by the rules of the Securities and Exchange Commission. The Audit Committee members reviewed and discussed with management the audited financial statements for the fiscal year ending September 30, 2006. The Audit Committee also discussed all the matters required to be discussed by Statement of Auditing Standard No. 61 with the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP. The Audit Committee received written disclosure from PricewaterhouseCoopers LLP as required by Independence Standards Board Standard No. 1. Based on their review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K to be filed with the Securities and Exchange Commission.

RELATIONSHIP WITH INDEPENDENT AUDITORS

The Audit Committee selects our independent registered public accounting firm for each fiscal year. During the fiscal year ended September 30, 2006, PricewaterhouseCoopers LLP was employed principally to perform the annual audit and to render other services. Fees paid to PricewaterhouseCoopers LLP for each of the last two fiscal years are listed in the following table.

	Fiscal Year	Fiscal Year
	2005	2006

Audit Service Fees	$13,678,000	$16,601,000
Audit-Related Fees	$930,000	$922,000
Tax Fees	$2,256,000	$2,588,000
All Other Fees	$145,000	$59,000

Audit service fees include fees for services performed to comply with Generally Accepted Auditing Standards (GAAS), including the recurring audit of the Company’s consolidated financial statements and the audit of the Company’s internal controls over financial reporting for fiscal year 2006. This category also includes fees for audits provided in connection with statutory filings or services that generally only the principal auditor reasonably can provide to a client, such as procedures related to audit of income tax provisions and related reserves, and consents and assistance with and review of documents filed with the Securities and Exchange Commission.

Audit-related fees include fees associated with assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements. This category includes fees related to assistance in financial due diligence related to mergers and acquisitions, consultations regarding Generally Accepted Accounting Principles, reviews and evaluations of the impact of new regulatory pronouncements, general assistance with implementation of the new Securities and Exchange Commission and Sarbanes-Oxley Act of 2002 requirements, audits of pension and other employee benefit plans and audit services not required by statute or regulation.

Tax fees primarily include fees associated with tax audits, tax compliance, tax consulting, as well as domestic and international tax planning. This category also includes tax planning on mergers and acquisitions and restructurings, as well as other services related to tax disclosure and filing requirements.

All other fees primarily include fees associated with U.S. customs compliance, corporate restructurings, and value-added tax compliance. The Audit Committee has concluded that the provision of the non-audit services listed above as “All Other Fees” is compatible with maintaining the independence of the registered public accounting firm.

The Audit Committee has adopted procedures for pre-approving all audit and non-audit services provided by the independent registered public accounting firm. These procedures include reviewing a budget for audit and permitted non-audit services. The budget includes a description of, and a budgeted amount for, particular categories of non-audit services that are recurring in nature and therefore anticipated at the time the budget is submitted. Audit Committee approval is required to exceed the budget amount for a particular category of non-audit services and to engage the independent registered public accounting firm for any non-audit services not included in the budget. For both types of pre-approval, the Audit Committee considers whether such services are consistent with the Securities and Exchange Commissions’ rules on registered public accounting firm independence. The Audit Committee also considers whether the independent registered public accounting firm is best positioned to provide the most effective and efficient service, for reasons such as its familiarity with the Company’s business, people, culture, accounting systems, risk profile, and whether the services enhance the Company’s ability to manage or control risks and improve audit quality. The Audit Committee may delegate pre-approval authority to one or more members of the Audit Committee. The Audit Committee periodically monitors the services rendered and actual fees paid to the independent registered public accounting firm to ensure that such services are within the parameters approved by the Audit Committee.

Robert A. Cornog, Chairman
Paul A. Brunner
Willie D. Davis
Richard F. Teerlink
Members, Audit Committee

PERFORMANCE GRAPH

Explanation of the Graph:	The line graph below compares the cumulative total shareholder return on our Common Stock with the cumulative total return of companies on the Standard & Poor’s 500 Stock Index and companies formerly on the S&P’s Manufacturers (Diversified Industrials) Index.* This graph assumes the investment of $100 on September 1, 2001 and the reinvestment of all dividends since that date.

Comparison of Five Year Cumulative Total Return Among S&P 500 Index,
S&P Manufacturers (Diversified Industrials)
Index* and Johnson Controls, Inc.

COMPANY/INDEX	9/01	9/02	9/03	9/04	9/05	9/06
Johnson Controls, Inc.	100	119.66	149.95	182.96	203.24	238.54
Manufacturers (Diversified Industrials)*	100	76.14	99.16	132.46	134.61	151.77
S&P 500 Comp-Ltd.	100	79.53	98.92	112.63	126.43	140.07

*	The Manufacturers (Diversified Industrials) Index was discontinued as a formal index of Standard & Poor’s effective December 31, 2001. The Company has replicated the index using return data for the 14 companies that comprised the Manufacturers (Diversified Industrials) Index as of that date.

EXECUTIVE COMPENSATION

The following table summarizes the compensation paid for the past three fiscal years to each of the Chief Executive Officer and the four other most highly-compensated executive officers for the Company’s 2006 fiscal year.

SUMMARY OF COMPENSATION TABLE

					Long-Term Compensation
					Awards		Payouts
	Annual Compensation					Restricted Stock/	Long-Term
				Other Annual	Options/	Or Restricted	Incentive	All Other
Name and	Fiscal			Compensation	SARs	Share unit Value	Payouts	Compensation
Principal Position	Year	Salary($)	Bonus($)	($)(1)	(#)(2)	($)(3)	($)(4)	($)(5)

John M. Barth	2006	1,402,500	2,900,000	51,479	400,000	5,928,000	3,308,000	139,942
Chairman of the	2005	1,373,750	2,725,000	—	400,000	—	2,317,000	145,555
Board and Chief Executive	2004	1,281,250	2,665,000	110,017	400,000	4,766,400	2,584,000	239,110
Officer
Stephen A. Roell	2006	875,000	1,631,000	—	175,000	3,153,525	1,352,000	54,022
Vice Chairman of the	2005	708,583	1,255,000	—	100,000	—	872,000	57,237
Board and Executive	2004	587,000	968,000	—	104,000	1,849,600	766,000	96,018
Vice President
Keith E. Wandell	2006	821,500	833,000	—	125,000	3,153,525	1,277,000	55,632
President and Chief	2005	713,583	1,315,000	—	100,000	—	718,000	49,212
Operating Officer	2004	615,750	728,000	—	140,000	2,080,800	652,000	104,081
R. Bruce McDonald	2006	642,500	942,000	—	75,000	1,301,025	632,000	35,751
Executive Vice	2005	475,167	797,000	—	50,000	—	437,000	31,154
President and	2004	375,250	476,000	—	24,000	693,600	313,000	51,180
Chief Financial Officer
C. David Myers	2006	623,252	815,000	—	40,000	741,000	851,000	6,300
Vice President and	2005	—	—	—	—	—	—	—
President, Building	2004	—	—	—	—	—	—	—
Efficiency

(1)	The aggregate amount of “Other Annual Compensation”, which includes perquisites and personal benefits was less than the required reporting threshold (the lesser of $50,000 or 10% of the officer’s annual salary and bonus for the year) with the exception of Mr. Barth, whose perquisites and personal benefits were as follows: $19,903 in country or other club membership fees, $21,200 in financial planning fees, and $10,376 in value of personal use of the Company’s aircraft.

(2)	The Company did not grant SARs to any of the five most highly-compensated executive officers for the past three years.

(3)	The executive officers are eligible to receive restricted stock and restricted share unit awards under and pursuant to the 2001 Restricted Stock Plan, as amended. There were no restricted stock or restricted share unit awards during fiscal years 2003 and 2005. There were restricted stock or restricted share unit awards during fiscal years 2004 and 2006. The shares awarded to individuals for the January 2004 and 2006 awards are subject to restriction periods that expire on 50% of the shares awarded in January 2006 and January 2008, respectively, and 50% of the remainder of the shares awarded in January 2008 and January 2010, respectively and shares awarded to individuals for the August 2006 awards are subject to a restriction period that expires on 100% of the shares awarded in August 2011. All restricted stock or restricted share unit awards are subject to forfeiture until vested. However, earlier vesting may occur due to termination of employment by death or disability, a change in control of the Company, or action by the Compensation Committee. Dividends are paid on shares of restricted stock at the same rate as on unrestricted shares and will be subject to the same terms and conditions (including risk of forfeiture) as the restricted shares to which they relate. For the 2004 awards, the dollar values for these shares is $59.58 per share for Mr. Barth and $57.80 per share based on the closing price on the grant dates for Messrs. Roell, Wandell, and McDonald. For the 2006 awards, the dollar values for the 80,000 shares are $74.10 per share for Mr. Barth and $74.10 for the 10,000 shares for Mr. Myers, $74.10 per share for 40,000 shares and $75.81 for 2,500 shares for Mr. Roell, $74.10 per share for 40,000 shares and $75.81 for 2,500 shares for Mr. Wandell, and $74.10 for 15,000 shares and $75.81 for 2,500 shares for Mr. McDonald based on the closing price on the grant dates. For all unvested grants, as of September 30, 2006, the named executive officers held the following number of shares of restricted stock and/or restricted units, with the values noted (based on a closing price of $71.74 per share on the last trading day of our fiscal year, September 29, 2006): Mr. Barth — 120,000 shares ($8,608,800), Mr. Roell — 58,500 shares ($4,196,790), Mr. Wandell — 60,500 shares ($4,340,270), Mr. McDonald — 23,500 shares ($1,685,890) and Mr. Myers — 10,000 shares ($717,400).

(4)	In fiscal 2006, ALTIPP participants were granted 88% of the targets available under the criteria established by the Compensation Committee. The ALTIPP does not provide for discretionary adjustments to the targets.

(5)	“All Other Compensation” consists of contributions by the Company on behalf of the named individuals to the Company’s Savings and Investment Plan [401(k)] and an Equalization Benefit Plan. Mr. Myers is eligible to receive a company provided Retirement Income Contribution, which is a percentage of eligible pay based on age and years of vested service. Prior to joining the Company, Mr. Myers received York International Corp. related compensation and change in control payments that need not be disclosed by the Company.

Stock Options and Stock Appreciation Rights (SARs) Grants:	The Company has in effect the 2000 Stock Option Plan under which options to purchase Common Stock and SARs are granted to officers and other key employees of the Company and its subsidiaries. The per share option/SAR prices are the fair market value of the Company’s Common Stock on the date of the grant; the term of the option is 10 years. Fifty percent of each award is exercisable two years after the grant date and the remainder is exercisable three years after the grant date.

OPTION/SAR GRANTS IN FISCAL YEAR 2006

The following table lists our grants of stock options and SARs to the executive officers named in the Summary of Compensation Table during fiscal year 2006. There were no SARs granted to the named executive officers during fiscal year 2006.

		% of Total			Potential realizable value
		Options/SARs			at assumed annual rates
		Granted to	Exercise or		of stock price appreciation
	Options	Employees in	Base Price	Expiration	for option term
Name	Granted	Fiscal 2006	($/Share)	Date	5%($)	10%($)

John M. Barth	400,000	12.65%	$67.685	11/16/2015	$17,026,693	$43,148,983
Stephen A. Roell	175,000	5.53%	$67.685	11/16/2015	$7,449,178	$18,877,680
Keith E. Wandell	125,000	3.95%	$67.685	11/16/2015	$5,320,842	$13,484,057
R. Bruce McDonald	75,000	2.37%	$67.685	11/16/2015	$3,192,505	$8,090,434
C. David Myers	40,000	1.26%	$73.100	1/3/2016	$1,838,888	$4,660,103

The amounts shown above as potential realizable values rely on arbitrarily assumed rates of share price appreciation prescribed by the Securities and Exchange Commission. In assessing those values, please note that the ultimate value of the options, as well as the shares of Common Stock, depends on actual future share values. Market conditions and the efforts of the directors, the officers and others to foster the future success of our Company can influence those future share values.

Options, SAR Holdings and Exercises:	The following table lists the number of shares acquired and the value realized as a result of option exercises during fiscal year 2006 for the listed officers. It also includes the number and value of their exercisable and non-exercisable options and SARs as of September 30, 2006.

AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR AND
FISCAL YEAR-END OPTIONS/SAR VALUES

Number of
			Unexercised	Value of Unexercised
	Number of		Options/SARs as	In-The-Money
	Shares		of 9/30/06	Options/SARs
	Acquired on	Value	Exercisable/	Exercisable/
Name	Exercise	Realized	Unexercisable	Unexercisable

John M. Barth	350,000	$13,353,738	550,000/1,000,000	$15,062,875/$9,880,000
Stephen A. Roell	—	$—	242,000/327,000	$7,083,355/$2,843,305
Keith E. Wandell	10,000	$518,693	251,000/295,000	$7,815,720/$2,937,175
R. Bruce McDonald	—	$—	92,000/137,000	$2,796,730/$1,091,705
C. David Myers	—	$—	0/40,000	$0/0

Long-Term Incentive Compensation:	The values in this table were calculated based on each executive’s salary that will be effective January 1, 2007.

LONG-TERM PERFORMANCE PLANS — AWARDS UNDER ALTIPP IN FISCAL 2006(1)

	Amount of	Performance
	Contingent	Period Until
	Performance	Maturation or	Threshold	Target	Maximum
Name	Awards($)	Payout	($)	($)	($)

John M. Barth	1,950,000	Fiscal Years 2006-2008	975,000	1,950,000	3,900,000
Stephen A. Roell	850,000	Fiscal Years 2006-2008	425,000	850,000	1,700,000
Keith E. Wandell	751,000	Fiscal Years 2006-2008	376,000	751,000	1,502,000
R. Bruce McDonald	507,000	Fiscal Years 2006-2008	254,000	507,000	1,014,000
C. David Myers	546,000	Fiscal Years 2006-2008	273,000	546,000	1,092,000

(1)	Actual values at the time of payout will be calculated using each executive’s base salary on the last day of the performance period, and therefore, the values in the table could increase or decrease. An executive may earn this award based upon a combined measure of planned return on invested capital and earnings growth. The maximum values in the table may not be increased higher than the maximum of $6 million under the ALTIPP.

Retirement Plans:	The following table shows the maximum annual retirement benefits payable to participants under the Company’s plans, including amounts attributable to the Company’s Equalization Benefit Plan. Under the Johnson Controls Pension Plan (the “Plan”), participants become entitled to benefits after five years of service with the Company or any of its subsidiaries, and a participant’s normal retirement date on his or her 65th birthday.

The Internal Revenue Code places maximum limitations on the amount of benefits that may be paid under the Plan. The Company has adopted an Equalization Benefit Plan under which certain executives are entitled to pension benefits that cannot be paid under the qualified Plan due to these limitations.

PENSION PLAN TABLE

Average Annual
Compensation in
Highest 5
Consecutive Years
of Last 10 Years
Before Retirement	5 years	10 years	15 Years	20 Years	25 Years	30 Years	35 Years	40 Years

300,000	25,500	51,000	76,500	102,000	127,500	153,000	170,250	187,500
600,000	51,000	102,000	153,000	204,000	255,000	306,000	340,500	375,000
900,000	76,500	153,000	229,500	306,000	382,500	459,000	510,750	562,500
1,200,000	102,000	204,000	306,000	408,000	510,000	612,000	681,000	750,000
1,500,000	127,500	255,000	382,500	510,000	637,500	765,000	851,250	937,500
1,800,000	153,000	306,000	459,000	612,000	765,000	918,000	1,021,500	1,125,000
2,100,000	178,500	357,000	535,500	714,000	892,500	1,071,000	1,191,750	1,312,500
2,400,000	204,000	408,000	612,000	816,000	1,020,000	1,224,000	1,362,000	1,500,000
2,700,000	229,500	459,000	688,500	918,000	1,147,500	1,377,000	1,532,250	1,687,500
3,000,000	255,000	510,000	765,000	1,020,000	1,275,000	1,530,000	1,702,500	1,875,000
3,300,000	280,500	561,000	841,500	1,122,000	1,402,500	1,683,000	1,872,750	2,062,500
3,600,000	306,000	612,000	918,000	1,224,000	1,530,000	1,836,000	2,043,000	2,250,000
3,900,000	331,500	663,000	994,500	1,326,000	1,657,500	1,989,000	2,213,250	2,437,500
4,200,000	357,000	714,000	1,071,000	1,428,000	1,785,000	2,142,000	2,383,500	2,625,000
4,500,000	382,500	765,000	1,147,500	1,530,000	1,912,500	2,295,000	2,553,750	2,812,500

*	Assuming normal retirement age and years of service under provisions in effect on September 30, 2006, and assuming retirement on that date.

Years of Service:	As of September 30, 2006, the executive officers named in the Summary of Compensation Table were credited with the following years of service under the Plan: Mr. Barth, 36 years, Mr. Roell, 23 years, Mr. Wandell, 18 years, and Mr. McDonald, 4 years. Mr. McDonald’s pension had not vested as of September 30, 2006, as vesting occurs after 5 years of employment.

Mr. Myers became an officer of the Company on December 9, 2005 and is not eligible to participate in the Plan, as the Company discontinued the Plan for new employees effective January 1, 2006. Mr. Myers would be entitled to annual benefits of $30,312, assuming normal retirement age, under a York International Corp. frozen defined benefit plan with 9.8 years of attributed service.

Benefits Accrual:	Pension plans of the Company apply to certain salaried and non-union hourly employees of the Company, including officers of the Company. Under the Plan, benefits are accrued according to the following formula: 1.15% of participant’s average monthly compensation multiplied by the participant’s years of benefit service plus 0.55% of average monthly compensation in excess of the participant’s covered compensation multiplied by the participant’s years of benefit service. The amounts payable may be adjusted to reflect the participant’s decision on survivor benefits, early retirement or termination, and in some instances, age.

Definitions:	“Average Monthly Compensation” is defined as the average monthly compensation, including salary and bonus, for the highest five consecutive years in the last 10 years.

“Covered Compensation” means the average of compensation subject to Social Security taxes (including salary and bonus) for the 35-year period ending in the year the participant attains Social Security Retirement Age; i.e., the age at which the participant may be entitled to full Social Security payments.

EMPLOYMENT AGREEMENTS

Employment Agreements Generally:	We have employment agreements with each of the named executive officers of the Company. These agreements provide that employment shall continue unless terminated by either the Company or the employee.

Termination:	The agreements provide for termination by the Company for cause, for death or disability and, under certain circumstances, without cause. If terminated without cause, the employee is entitled to receive pay in an amount equal to or greater than two times the Company’s termination allowance policy or an amount equal to 52 weeks’ earnings of the employee. If terminated for cause, the employee’s compensation is terminated immediately.

Change of Control:	We also have change of control agreements with each of these officers. In the event of a change of control, as defined in the agreements, the agreements provide for (i) the executive’s continued employment by the Company for a minimum employment period of two years after the change of control and (ii) a severance payment equal to three times the executive’s annual compensation plus a lump sum payment equal to lost benefits under retirement plans and continued medical and welfare benefits for the remainder of the employment period if the executive’s employment is terminated by the Company, other than for cause, or terminated by the executive for good reason during the employment period. The executive also has the right, exercisable during a 30-day period following the first anniversary of a change of control, to terminate his or her employment with the Company for any reason and still receive the severance payments and benefits. Additionally, the executive is entitled to the severance payments and benefits in connection with certain terminations of his or her employment that occur in anticipation of a change of control. Each agreement also provides that if the payments under the agreements exceed amounts established under the Internal Revenue Code, which result in payment of additional federal taxes, the executive will receive the amount necessary to offset the taxes that the Internal Revenue Service imposes and any additional taxes on this payment.

The 2000 Stock Option Plan, 2001 Restricted Stock Plan, Executive Deferred Compensation Plan, all as amended, the

Annual and Long-Term Incentive Performance Plan, the Deferred Compensation Plan for Certain Directors and the proposed 2007 Stock Option Plan provide that, in the event of a change of control of our Company, participants, including the named executives, shall be entitled to receive early payment of deferred amounts and immediate payout of current amounts attributable to participants.

Executive Survivor Benefits Program:	The Company has in effect an Executive Survivor Benefits Plan for certain executives. Coverage under this plan is in lieu of the Company’s regular group life insurance coverage. If a participating executive dies while he or she is employed by the Company, his or her beneficiary is entitled to payments of between 90% and 100% (depending on the executive’s age) of the executive’s final base annual salary for a period of 10 years.

JOHNSON CONTROLS SHARE OWNERSHIP

Directors and Officers:	The following table lists our Common Stock ownership as of October 31, 2006 for the persons or groups specified. Ownership includes direct and indirect (beneficial) ownership as defined by the Securities and Exchange Commission rules. To our knowledge, each person, along with his or her spouse, has sole voting and investment power over the shares unless otherwise noted. None of these persons beneficially owns more than 1% of the outstanding Common Stock.

	Shares of	Options
	Common Stock	Exercisable	Units Representing
	Beneficially	within	Deferred
Name of Beneficial Owner	Owned(1)	60 Days(2)	Compensation(3)

John M. Barth	267,063	950,000	308,001 Units
Stephen A. Roell	224,800	344,000	50,727 Units
Keith E. Wandell	75,787	371,000	24,194 Units
R. Bruce McDonald	3,894	129,000	52,800 Units
C. David Myers	10,000	0	110 Units
Dennis W. Archer	800		6,959 Units
Robert L. Barnett	3,869		66,779 Units
Natalie A. Black	1,764		12,610 Units
Paul A. Brunner	31,679		17,668 Units
Eugenio Clariond Reyes-Retana	1,481		1,187 Units
Robert A. Cornog	9,853		34,712 Units
Willie D. Davis	12,479		17,439 Units
Jeffrey A. Joerres	1,593		13,237 Units
William H. Lacy	15,307		19,573 Units
Southwood J. Morcott	8,073		26,356 Units
Richard F. Teerlink	12,591		12,412 Units
All Directors and Executive Officers as a group [not including deferred shares referred to in footnote(3)]	1,210,124	2,849,816
TOTAL PERCENT OF CLASS OF COMMON STOCK EQUIVALENTS	0.62%	1.45%

(1)	Includes all shares for each officer or director that directly has or shares the power to vote or direct the vote of such shares, or to dispose of or direct disposition of such shares.

(2)	Reflects Common Stock equivalents of stock options exercisable within 60 days that are owned by these officers.

(3)	Reflects Common Stock equivalents under the deferred and equity based compensation plans that are owned by these officers and directors. Units may not be distributed in the form of Common Stock and do not carry voting rights.

Beneficial Ownership Reporting Compliance:	The Company believes that the following table is an accurate representation of beneficial owners of more than 5% of any class of the Company’s securities. The table is based upon reports filed with the Securities and Exchange Commission.

		Amount and
	Name and Address	Nature of		Percent of
Title of Class	of Beneficial Owner	Ownership		Class

Common Stock $0.04-1/6	Capital Research and Management Company 333 South Hope Street Los Angeles, CA 90071	17,065,100	(1)	8.7%
	UBS Global Asset Management (Americas) Inc. One North Wacker Chicago, IL 60606	15,190,642		7.7%

(1)	Capital Research and Management Company reported as of November 14, 2006 no voting power with respect to 17,065,100 shares.
(2)	UBS Global Asset Management (Americas) Inc. reported as of October 31, 2006, sole voting power with respect to 12,974,021 shares, shared voting power with respect to 900 shares, and no voting power with respect to 2,215,721 shares.

BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a):	Based on a review of reports filed by our directors, executive officers and beneficial holders of 5% or more of our shares, and upon representations from those persons, all reports required to be filed during 2006 with the Securities and Exchange Commission under Section 16(a) of the Securities Exchange Act of 1934 were timely made.

By order of the Board of Directors.

Jerome D. Okarma
Vice President, Secretary
and General Counsel
December 6, 2006

Shareholder Information Summary

Executive Offices Johnson Controls, Inc. 5757 N. Green Bay Avenue P.O. Box 591 Milwaukee, WI 53201 (414) 524-1200 www.johnsoncontrols.com webmaster@jci.com New York Stock Exchange Symbol: JCI CUSIP: 478366 107
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THE COMPANY IS NOT INCLUDING THIS SHAREHOLDER SUMMARY
INFORMATION AS PART OF, OR INCORPORATING IT BY REFERENCE INTO, THIS PROXY STATEMENT.

EXHIBIT A

JOHNSON CONTROLS, INC.
2007 STOCK OPTION PLAN

1. Purpose and Effective Date.

(a)	Purpose. The Johnson Controls, Inc. 2007 Stock Option Plan has two complementary purposes: (i) to attract and retain outstanding individuals to serve as officers and employees and (ii) to increase shareholder value. This Plan will provide participants incentives to increase shareholder value by offering the opportunity to acquire shares of the Company’s common stock, or receive monetary payments based on the value of such common stock, on the potentially favorable terms that this Plan provides.

(b)	Effective Date. This Plan will become effective, and Awards may be granted under this Plan, on and after January 24, 2007 (the “Effective Date”), contingent on approval of the Plan by the Company’s shareholders on such date. Upon the Effective Date, no new awards may be granted under the Johnson Controls, Inc. 2000 Stock Option Plan (the “2000 Stock Option Plan”).

2. Definitions.  Capitalized terms used in this Plan have the following meanings:

(a)	“Administrator” means the Committee. In addition, the Chief Executive Officer of the Company may act as the Administrator with respect to Awards made (or to be made) to employees who are not Section 16 Participants or Section 162(m) Participants at the time such authority or responsibility is exercised.

(b)	“Affiliate” means any entity that, directly or through one or more intermediaries, is controlled by, controls, or is under common control with the Company within the meaning of Code Sections 414(b) or (c), provided that, in applying such provisions, the phrase “at least 50 percent” shall be used in place of “at least 80 percent” each place it appears therein; and further provided that solely for purposes of Sections 2(e), 2(m), 2(r), 9 and 14(b), the phrase “at least 20 percent” shall be used in place of “at least 80 percent” each place it appears therein.

(c)	“Award” means a grant of Options and/or Stock Appreciation Rights.

(d)	“Board” means the Board of Directors of the Company.

(e)	“Cause” means: (1) if the Participant is subject to an employment agreement with the Company or an Affiliate that contains a definition of “cause”, such definition, or (2) otherwise, any of the following as determined by the Administrator: (A) violation of the provisions of any employment agreement, non-competition agreement, confidentiality agreement, or similar agreement with the Company or an Affiliate, or the Company’s or an Affiliate’s code of ethics, as then in effect, (B) conduct rising to the level of gross negligence or willful misconduct in the course of employment with the Company or an Affiliate, (C) commission of an act of dishonesty or disloyalty involving the Company or an Affiliate, (D) violation of any federal, state or local law in connection with the Participant’s employment, or (E) breach of any fiduciary duty to the Company or an Affiliate.

(f)	“Change of Control” means the first to occur of any one of the following events:

(i)	The acquisition by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of either (A) the then-outstanding Shares (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change of Control: (1) any acquisition directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliated Company (as defined below) or (4) any acquisition by any corporation pursuant to a transaction that complies with Sections 2(f)(iii)(A) — 2(f)(iii)(C);

(ii)	Any time at which individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(iii)	Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company, or an Affiliated Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 35% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(iv)	Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, for purposes of an Award that provides for the payment of deferred compensation that is subject to Code Section 409A, if a Change of Control triggers the payment of compensation under such Award, then the definition of Change of Control herein shall be deemed amended to conform to the requirements of Code Section 409A and the Administrator may provide such an alternate definition of a Change of Control in the Award agreement governing such Award.

(g)	“Code” means the Internal Revenue Code of 1986, as amended. Any reference to a specific provision of the Code includes any successor provision and the regulations promulgated under such provision.

(h)	“Committee” means the Compensation Committee of the Board (or a successor committee with the same or similar authority).

(i)	“Company” means Johnson Controls, Inc., a Wisconsin corporation, or any successor thereto.

(j)	“Disability” means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of at least twelve (12) months, as determined by the Administrator. The Administrator may request such evidence of disability as it reasonably determines.

(k)	“Exchange Act” means the Securities Exchange Act of 1934, as amended. Any reference to a specific provision of the Exchange Act includes any successor provision and the regulations and rules promulgated under such provision.

(l)	“Fair Market Value” means, per Share on a particular date, the closing sales price on such date on the New York Stock Exchange, or if no sales of Stock occur on the date in question, on the last preceding date on which there was a sale on such market. If the Shares are not listed on the New York Stock Exchange, but are traded on a national securities exchange or in an over-the-counter market, the closing sales price (or if there is no closing sales price reported, the average of the closing bid and asked prices) for the Shares on the particular date, or on the last preceding date on which there was a sale of Shares on that exchange or market, will be used. If the Shares are neither listed on a national securities exchange nor traded in an over-the-counter market, the price determined by the Administrator, in its discretion, will be used. However, in connection with an exercise of Options, to the extent the Participant sells any Shares acquired upon such exercise in a market transaction on the date of exercise, the sale price(s) for any such Shares shall be the Fair Market Value for such Shares.

(m)	“Inimical Conduct” means any act or omission that is inimical to the best of interests of the Company or any Affiliate, as determined by the Administrator in its sole discretion, including but not limited to: (i) violation of any employment, noncompete, confidentiality or other agreement in effect with the Company or any Affiliate, (ii) taking any steps or doing anything which would damage or negatively reflect on the reputation of the Company or an Affiliate, or (iii) failure to comply with applicable laws relating to trade secrets, confidential information or unfair competition.

(n)	“Option” means the right to purchase Shares at a stated price for a specified period of time.

(o)	“Participant” means an individual selected by the Administrator to receive an Award.

(p)	“Person” has the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof.

(q)	“Plan” means this Johnson Controls, Inc. 2007 Stock Option Plan, as may be amended from time to time.

(r)	“Retirement” means termination of employment from the Company and its Affiliates (for other than Cause) on a date the Participant is then eligible to receive immediate early or normal retirement benefits under the provisions of any of the Company’s or its Affiliate’s defined benefit pension plans, or if the Participant is not covered under any such plan, on or after attainment of age fifty-five (55) and completion of ten (10) years of continuous service with the Company and its Affiliates or on or after attainment of age sixty-five (65) and completion of five (5) years of continuous service with the Company and its Affiliates.

(s)	“Rule 16b-3” means Rule 16b-3 as promulgated by the United States Securities and Exchange Commission under the Exchange Act.

(t)	“Section 16 Participants” means Participants who are subject to the provisions of Section 16 of the Exchange Act at the time in question.

(u)	“Section 162(m) Participants” means the Chief Executive Officer of the Company (or person acting in such capacity) and the four highest compensated officers (other than the Chief Executive Officer).

(v)	“Share” means a share of Stock.

(w)	“Stock” means the Common Stock of the Company, par value of $0.04-1/16per share.

(x)	“Stock Appreciation Right” or “SAR” means the right to receive a payment equal to the appreciation of the Fair Market Value of a Share during a specified period of time.

(y)	“Subsidiary” means any corporation, limited liability company or other limited liability entity in an unbroken chain of entities beginning with the Company if each of the entities (other than the last entity in the chain) owns the stock or equity interest possessing more than fifty percent (50%) of the total combined voting power of all classes of stock or other equity interests in one of the other entities in the chain.

3. Administration.

(a)	Administration. The Administrator shall administer this Plan. In addition to the authority specifically granted to the Administrator in this Plan, the Administrator has full discretionary authority to administer this Plan and all Awards, including but not limited to the authority to: (i) interpret the provisions of this Plan, (ii) prescribe, amend and rescind rules and regulations relating to this Plan, (iii) correct any defect, supply any omission, or reconcile any inconsistency in any Award or agreement covering an Award in the manner and to the extent it deems desirable to carry this Plan into effect and (iv) make all other determinations necessary or advisable for the administration of this Plan. All determinations of the Administrator are final and binding.

(b)	Delegation to Other Committees or Officers. To the extent applicable law permits, the Board may delegate to another committee of the Board, or the Committee may delegate to one or more officers of the Company, any or all of the authority and responsibility of the Committee. However, no such delegation is permitted with respect to Awards made to Section 16 Participants or Section 162(m) Participants at the time any such delegated authority or responsibility is exercised. The Board also may delegate to another committee of the Board consisting entirely of Non-Employee Directors any or all of the authority and responsibility of the Committee with respect to individuals who are Section 16 Participants or Section 162(m) Participants. If the Board or the Committee has made such a delegation, then all references to the Committee in this Plan include such other committee or one or more officers to the extent of such delegation.

(c)	Indemnification. The Company will indemnify and hold harmless each member of the Committee, the Chief Executive Officer of the Company, and each officer or member of any other committee to whom a delegation under Section 3(b) has been made, as to any act done, or determination made, with respect to this Plan or any Award to the maximum extent that the law and the Company’s articles of incorporation and by-laws permit.

4. Eligibility.  The Administrator (to the extent of its authority) may designate any of the following as a Participant from time to time: any officer or other employee of the Company or its Affiliates, or an individual that the Company or an Affiliate has engaged to become an officer or employee. The Administrator’s designation of a Participant in any year will not require the Administrator to designate such person to receive an Award in any other year. No individual shall have any right to be granted an Award, even if an Award was granted to such individual at any prior time, or if a similarly-situated individual is or was granted an Award under similar circumstances.

5. Types of Awards.  Subject to the terms of this Plan, the Administrator may grant any type of Award to any Participant it selects, but only employees of the Company or a Subsidiary may receive grants of incentive stock options within the meaning of Code Section 422. Awards may be granted alone or in addition to, in tandem with, or in substitution for any other Award (or any other award granted under another plan of the Company or any Affiliate).

6.	Shares Reserved under this Plan.

(a)	Plan Reserve. Subject to adjustment as provided in Section 13, an aggregate of 12,321,763 Shares, plus the Shares described in subsection (c), are reserved for issuance under this Plan. Notwithstanding the foregoing, subject to adjustment as provided in Section 13, the Company may issue only 12,321,763 Shares under this Plan upon the exercise of incentive stock options.

(b)	Depletion and Replenishment of Share Reserve. The aggregate number of Shares reserved under Section 6(a) shall be depleted by the number of Shares with respect to which an Award is granted. If, however, an Award lapses, expires, terminates or is cancelled without the issuance of Shares under the Award, or if Shares are forfeited under an Award, or if Shares are issued under any Award and the Company subsequently reacquires them pursuant to rights reserved upon the issuance of the Shares, or if an SAR is settled in cash, then such Shares may again be used for new Awards under this Plan under Section 6(a), but such Shares may not be issued pursuant to incentive stock options.

(c)	Addition of Shares from Predecessor Plan. If any Shares subject to awards granted under the 2000 Stock Option Plan would again become available for new grants under the terms of such plan (and are in fact not used for new grants under such plan prior to the Effective Date), then those Shares will be available for the purpose of granting Awards under this Plan, thereby increasing the number of Shares available for issuance under this Plan as determined under the first sentence of Section 6(a). Any such Shares will not be available for future awards under the 2000 Stock Option Plan after the Effective Date.

(d)	Participant Limitations. Subject to adjustment as provided in Section 13, no Participant may receive Options for, and/or Stock Appreciation Rights with respect to, more than 2,000,000 Shares during any two consecutive calendar years. In the initial calendar year that this Plan is in effect, any Options or SARs granted to a Participant under the 2000 Option Plan in such calendar year shall be counted towards this limit. In all cases, determinations under this Section 6(d) should be made in a manner that is consistent with the exemption for performance-based compensation that Code Section 162(m) provides.

7. Options.  Subject to the terms of this Plan, the Administrator will determine all terms and conditions of each Option, including but not limited to: (a) the grant date, which may not be any day prior to the date the Administrator approves the grant; (b) the number of Shares subject to the Option; (c) the exercise price, which may not be less than the Fair Market Value of the Shares subject to the Option as determined on the date of grant; (d) the terms and conditions of exercise; and (e) the term, except that an Option must terminate no later than ten (10) years after the date of grant. In all other respects, the terms of any incentive stock option should comply with the provisions of Code Section 422 except to the extent the Administrator determines otherwise.

8. Stock Appreciation Rights.  Subject to the terms of this Plan, the Administrator will determine all terms and conditions of each SAR, including but not limited to: (a) whether the SAR is granted independently of an Option or relates to an Option; (b) the number of Shares to which the SAR relates; (c) the grant date, which may not be any day prior to the date the Administrator approves the grant; (d) the grant price, provided that the grant price shall not be less than the Fair Market Value of the Shares subject to the SAR as determined on the date of grant; (e) the terms and conditions of exercise or maturity; (f) the term, provided that an SAR must terminate no later than ten (10) years after the date of grant; and (g) whether the SAR will be settled in cash, Shares or a combination thereof. If an SAR is granted in relation to an Option, then unless otherwise determined by the Administrator, the SAR shall be exercisable or shall mature at the same time or times, on the same conditions and to the extent and in the proportion, that the related Option is exercisable and may be exercised or mature for all or part of the Shares subject to the related Option. Upon exercise of an SAR in respect of any number of Shares, the number of Shares subject to the related Option shall be reduced by the same amount and such Option may not be exercised with respect to that number of Shares. The exercise of any number of Options that relate to an SAR shall likewise result in an equivalent reduction in the number of Shares covered by the related SAR.

9.	Termination of Awards.

(a)	Termination of Employment. Unless otherwise provided by the Administrator, in the event of the Participant’s termination of employment or service from the Company and its Affiliates:

(i)	As a result of death, the Participant’s Award shall be exercisable immediately to the extent it would have been exercisable had the Participant remained in service for twelve (12) months after the date of death, and may be exercised until the earlier of the first (1st) anniversary of the date of the Participant’s death or the last day of the term of the Award.

(ii)	As a result of Retirement, the Participant’s Award shall be exercisable immediately in full (provided that an Award made to a Participant who

Retires prior to the end of the first full calendar year following the completion of the fiscal year in which such Award was granted shall be exercisable only to the extent exercisable as of the date of Retirement and without regard to Retirement), and may be exercised until the earlier of the third (3rd) anniversary of the date of Retirement or the last day of the term of the Award; provided that if the Participant is an officer of the Company at the time of Retirement, the Award may be exercised for the remainder of its full term;

(iii)	As a result of Disability, the Participant’s Award shall be exercisable immediately in full, and may be exercised until the earlier of the third (3rd) anniversary of the date of termination or the last day of the term of the Award; provided that if the Participant is an officer of the Company at the time of Disability, the Award may be exercised until the earlier of the fifth (5th) anniversary of the date of termination or the date the Award expires;

(iv)	For any other reason not described above (other than Cause, which is governed by subsection (b)), the Participant’s Award may be exercisable (to the extent exercisable as of the date of such termination) until the earlier of thirty (30) days from the date of termination or the date the Award expires.

For purposes of this subsection (a) and Sections 7 and 8, the termination of an Award shall occur at the close of business at the Company’s headquarters on the date in question, or if the date in question is a Saturday, Sunday or holiday, on the immediately preceding business day.

(b)	For Cause or Inimical Conduct. Unless otherwise provided by the Administrator, notwithstanding any provisions of this Plan or an Award agreement to the contrary, a Participant’s Award shall be immediately cancelled and forfeited, regardless of vesting, and any pending exercises shall be cancelled, on the date that: (i) the Company or an Affiliate terminates the Participant’s employment for Cause, (ii) the Administrator determines that the Participant’s employment could have been terminated for Cause if the Company or Affiliate had all relevant facts in its possession as of the date of the Participant’s termination, or (iii) the Administrator determines the Participant has engaged in Inimical Conduct. The Administrator may suspend all exercises or delivery of cash or Shares (without liability for interest thereon) pending its determination of whether the Participant has been or should have been terminated for Cause or has engaged in Inimical Conduct.

10. Transferability.  Awards are not transferable other than by will or the laws of descent and distribution, unless and to the extent the Administrator allows a Participant to: (a) designate in writing a beneficiary to exercise the Award after the Participant’s death; or (b) transfer an Award.

11. Termination and Amendment of Plan; Amendment, Modification or Cancellation of Awards.

(a)	Term of Plan. Unless the Board earlier terminates this Plan pursuant to Section 11(b), this Plan will terminate on the tenth (10th) anniversary of the Effective Date.

(b)	Termination and Amendment. The Board or the Committee may amend, alter, suspend, discontinue or terminate this Plan at any time, subject to the following limitations:

(i)	the Board must approve any amendment of this Plan to the extent the Company determines such approval is required by: (A) action of the Board, (B) applicable corporate law or (C) any other applicable law;

(ii)	shareholders must approve any amendment of this Plan to the extent the Company determines such approval is required by: (A) Section 16 of the Exchange Act, (B) the Code, (C) the listing requirements of any principal securities exchange or market on which the Shares are then traded or (D) any other applicable law; and

(iii)	shareholders must approve any of the following Plan amendments: (A) an amendment to materially increase any number of Shares specified in Section 6(a) or 6(d) (except as permitted by Section 13); or (B) an amendment that would diminish the protections afforded by Section 11(e).

Notwithstanding anything in the Plan to the contrary, the Board reserves the right to amend the provisions of Section 13(c) prior to the effective date of a Change of Control without the need to obtain the consent of a Participant or any other individual with an interest in an Award.

(c)	Amendment, Modification or Cancellation of Awards. Subject to the requirements of this Plan including Section 11(e), the Administrator may modify, amend or cancel any Award, or waive any restrictions or conditions applicable to any Award or the exercise of the Award, provided that any modification or amendment that materially diminishes the rights of the Participant, or the cancellation of the Award, shall be effective only if agreed to by the Participant, but the Administrator need not obtain Participant consent for the modification, adjustment or cancellation of an Award pursuant to the provisions of Section 13 or the modification of an Award to the extent deemed necessary in the judgment of the Administrator to comply with any applicable law or the listing requirements of any principal securities exchange or market on which the Shares are then traded or to preserve favorable accounting treatment of any Award for the Company. Notwithstanding the foregoing, unless determined otherwise by the Administrator, any such amendment shall be made in a manner that will enable an Award intended to be exempt from Code Section 409A to continue to be so exempt, or to enable an Award intended to comply with Code Section 409A to continue to so comply.

(d)	Survival of Authority and Awards. Notwithstanding the foregoing, the authority of the Board and the Administrator under this Section 11 and to otherwise administer this Plan will extend beyond the date of this Plan’s termination. In addition, termination of this Plan will not affect the rights of Participants with respect to Awards previously granted to them, and all unexpired Awards will continue in force and effect after termination of this Plan except as they may be terminated by their own terms and conditions or the terms and conditions of this Plan prior to its termination.

(e)	Repricing Prohibited. Notwithstanding anything in this Plan to the contrary, and except for the adjustments provided in Section 13, neither the Administrator nor any other person may decrease the exercise price for any outstanding Option or SAR after the date of grant nor allow a Participant to surrender an outstanding Option or SAR to the Company as consideration for the grant of a new Option or SAR with a lower exercise price.

(f)	Foreign Participation. To assure the viability of Awards granted to Participants employed in foreign countries, the Administrator may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Administrator may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it determines is necessary or appropriate for such purposes. Any such amendment, restatement or alternative versions that the Administrator approves for purposes of using this Plan in a foreign country will not affect the terms of this Plan for any other country. In addition, all such supplements, amendments, restatements or alternative versions must comply with the provisions of Section 11(b)(ii) or (iii).

(g)	Code Section 409A. The provisions of Code Section 409A are incorporated herein by reference to the extent necessary for any Award that is subject to Code Section 409A to comply therewith.

12. Taxes.

(a)	Withholding. The Company is entitled to withhold the amount of any tax attributable to any amount payable or Shares deliverable under this Plan, and the Company may defer making payment or delivery if any such tax may be pending unless and until indemnified to its satisfaction. If Shares are deliverable upon exercise or payment of an Award, the Administrator may permit or require a Participant to satisfy all or a portion of the federal, state and local withholding tax obligations arising in connection with such Award by electing to (a) have the Company withhold Shares otherwise issuable under the Award, (b) tender back Shares received in connection with such Award or (c) deliver other previously owned Shares, in each case having a Fair Market Value equal to the amount to be withheld. However, to the extent that the limitation in this sentence must apply for the Company to avoid an accounting charge, the amount to be withheld may not exceed the total minimum federal, state and local tax withholding obligations associated with the transaction. If the Administrator permits an election, the election must be made on or before the date as of which the amount of tax to be withheld is determined and otherwise as the Administrator requires.

(b)	No Guarantee of Tax Treatment. Notwithstanding any provisions of this Plan, the Company does not guarantee to any Participant or any other Person with an interest in an Award that any Award intended to be exempt from Code Section 409A shall be so exempt, nor that any Award intended to comply with Code Section 409A shall so comply, nor will the Company or any Affiliate indemnify, defend or hold harmless any individual with respect to the tax consequences of any such failure.

13. Adjustment Provisions; Change of Control.

(a)	Adjustment of Shares. If (i) the Company shall at any time be involved in a merger or other transaction in which the Shares are changed or exchanged, (ii) the Company shall subdivide or combine its Shares or the Company shall declare a dividend payable in Shares, other securities, or other property; (iii) the Company shall effect a cash dividend the amount of which exceeds ten percent (10%) of the Fair Market Value at the time the dividend is declared, or the Company shall effect any other dividend or other distribution on the Shares in the form of cash, or a repurchase of Shares, that the Board determines by resolution is special or extraordinary in nature or that is in connection with a transaction that the Company characterizes publicly as a recapitalization or reorganization involving the Shares, or (iv) any other event shall occur, which, in the case of this clause (iv), in the judgment of the Committee necessitates an adjustment to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, then the Board or Committee shall, in such manner as it deems equitable, adjust any or all of: (i) the number and type of Shares subject to this Plan (including the number and type of Shares described in Sections 6(a), 6(c) and 6(d)) and which may after the event be made the subject of Awards under this Plan, (ii) the number and type of Shares subject to outstanding Awards, and (iii) the exercise or grant price with respect to any Award. Without limitation, in the event of any reorganization, merger, consolidation, combination or other similar corporate transaction or event, whether or not constituting a Change of Control (other than any such transaction in which the Company is the continuing corporation and in which the outstanding Stock is not being converted into or exchanged for different securities, cash or other property, or any combination thereof), the Committee may substitute, on an equitable basis as the Committee determines, for each Share then subject to an Award and the Shares subject to this Plan (if the Plan will continue in effect), the number and kind of shares of stock, other securities, cash or other property to which holders of Stock are or will be entitled in respect of each Share pursuant to the transaction.

Unless the Administrator determines otherwise, any such adjustment to an Award that is exempt from Code Section 409A shall be made in manner that permits the Award to continue to be so exempt, and any adjustment to an Award that is subject to Code Section 409A shall be made in a manner that complies with the provisions thereof. Further, the number of Shares subject to any Award payable or denominated in Shares must always be a whole number. Notwithstanding the foregoing, in the case of a stock dividend (other than a stock dividend declared in lieu of an ordinary cash dividend) or subdivision or combination of the Shares (including a reverse stock split), if no action is taken by the Board or Committee, adjustments contemplated by this subsection that are proportionate shall nevertheless automatically be made as of the date of such stock dividend or subdivision or combination of the Shares.

(b)	Issuance or Assumption. Notwithstanding any other provision of this Plan, and without affecting the number of Shares otherwise reserved or available under this Plan, in connection with any merger, consolidation, acquisition of property or stock, or reorganization, the Administrator may authorize the issuance of Awards under this Plan or the assumption of awards issued under other plans upon such terms and conditions as it may deem appropriate, subject to the listing requirements of any principal securities exchange or market on which the Shares are then traded.

(c)	Change of Control. If the Participant has in effect an employment, retention, change of control, severance or similar agreement with the Company or any Affiliate that discusses the effect of a Change of Control on the vesting of a Participant’s Awards, then such agreement shall control the vesting of such Awards upon the occurrence of a Change of Control. In all other cases, unless provided otherwise in an Award agreement, upon a Change of Control, all Awards then held by Participants who are employed by the Company or an Affiliate shall be exercisable in full. In addition, upon a Change of Control, the Committee may, in its discretion, cancel each outstanding Award effective on the date of the Change of Control in exchange for a cash payment to the holder thereof in an amount equal to the number of Options or Stock Appreciation Rights that have not been exercised multiplied by the excess of the fair market value per Share on the date of the Change of Control (as determined by the Committee) over the exercise price of the Option or the grant price of the Stock Appreciation Right, as the case may be.

Except as otherwise expressly provided in any agreement between a Participant and the Company or an Affiliate, if the receipt of any payment by a Participant under the circumstances described above would result in the payment by the Participant of any excise tax provided for in Section 280G and Section 4999 of the Code, then the amount of such payment shall be reduced to the extent required to prevent the imposition of such excise tax.

14.	Miscellaneous.

(a)	Other Terms and Conditions. Any Award may also be subject to other provisions (whether or not applicable to the Award granted to any other Participant and whether determined at the time of grant or later) as the Administrator determines appropriate, including, without limitation, provisions for:

(i)	the payment of the purchase price of Options by delivery of cash or other Shares or other securities of the Company (including by attestation) having a then Fair Market Value equal to the purchase price of such Shares, or by delivery (including by fax) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the Shares and deliver the sale or margin loan proceeds directly to the Company to pay for the exercise price;

(ii)	restrictions on resale or other disposition of Shares; and

(iii)	compliance with federal or state securities laws and stock exchange requirements.

(b)	Employment. The issuance of an Award shall not confer upon a Participant any right with respect to continued employment or service with the Company or any Affiliate. Unless determined otherwise by the Administrator, for purposes of this Plan and all Awards, the following rules shall apply:

(i)	a Participant who transfers employment between the Company and its Affiliates, or between Affiliates, will not be considered to have terminated employment;

(ii)	a Participant who ceases to be employed by the Company or an Affiliate and immediately thereafter becomes a non-employee director of the Company or of an Affiliate, or a consultant to the Company or any Affiliate shall not be considered to have terminated employment until such Participant’s service as a director of, or consultant to, the Company and its Affiliates has ceased;

(iii)	a Participant employed by an Affiliate will be considered to have terminated employment with the Company and its Affiliates when such entity ceases to be an Affiliate.

Notwithstanding the foregoing, for purposes of an Award that is subject to Code Section 409A, if a Participant’s termination of employment triggers the payment of compensation under such Award, then the Participant will be deemed to have terminated employment upon a “separation from service” within the meaning of Code Section 409A.

(c)	No Fractional Shares. No fractional Shares or other securities may be issued or delivered pursuant to this Plan, and the Administrator may determine whether cash, other securities or other property will be paid or transferred in lieu of any fractional Shares or other securities, or whether such fractional Shares or other securities or any rights to fractional Shares or other securities will be canceled, terminated or otherwise eliminated.

(d)	Offset. The Company shall have the right to offset, from any amount payable or stock deliverable hereunder, any amount that the Participant owes to the Company or any Affiliate without the consent of the Participant or any individual with a right to the Participant’s Award.

(e)	Unfunded Plan. This Plan is unfunded and does not create, and should not be construed to create, a trust or separate fund with respect to this Plan’s benefits. This Plan does not establish any fiduciary relationship between the Company and any Participant or other person. To the extent any person holds any rights by virtue of an Award granted under this Plan, such rights are no greater than the rights of the Company’s general unsecured creditors.

(f)	Requirements of Law and Securities Exchange. The granting of Awards and the issuance of Shares in connection with an Award are subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required. Notwithstanding any other provision of this Plan or any Award agreement, the Company has no liability to deliver any Shares under this Plan or make any payment unless such delivery or payment would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity, and unless and until the Participant has taken all actions required by the Company in connection therewith. The Company may impose such restrictions on any Shares issued under this Plan as the Company determines necessary or desirable to comply with all applicable laws, rules and regulations or the requirements of any national securities exchanges.

(g)	Governing Law. This Plan, and all Awards hereunder, and all determinations made and actions taken pursuant to this Plan, shall be governed by the internal laws of the State of Wisconsin (without reference to conflict of law principles thereof) and construed in accordance therewith, to the extent not otherwise governed by the laws of the United States or as otherwise provided hereinafter. Notwithstanding anything to the contrary herein, if any individual (other than the Company) brings a claim that relates to benefits under this Plan, regardless of the basis of the claim (including but not limited to wrongful discharge or Title VII discrimination), such claim shall be settled by final binding arbitration in accordance with the rules of the American Arbitration Association (“AAA”) and the following provisions, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

(i)	Initiation of Action. Arbitration must be initiated by serving or mailing a written notice of the complaint to the other party. Normally, such written notice should be provided to the other party within one year (365 days) after the day the complaining party first knew or should have known of the events giving rise to the complaint. However, this time frame may be extended if the applicable statute of limitation provides for a longer period of time. If the complaint is not properly submitted within the appropriate time frame, all rights and claims that the complaining party has or may have against the other party shall be waived and void. Any notice sent to the Company shall be delivered to:

Office of General Counsel
Johnson Controls, Inc.
5757 North Green Bay Avenue
P.O. Box 591
Milwaukee, WI 53201-0591

The notice must identify and describe the nature of all complaints asserted and the facts upon which such complaints are based. Notice will be deemed given according to the date of any postmark or the date of time of any personal delivery.

(ii)	Compliance with Personnel Policies. Before proceeding to arbitration on a complaint, the claimant must initiate and participate in any complaint resolution procedure identified in the personnel policies of the Company or an Affiliate, as applicable. If the claimant has not initiated the complaint resolution procedure before initiating arbitration on a complaint, the initiation of the arbitration shall be deemed to begin the complaint resolution procedure. No arbitration hearing shall be held on a complaint until any complaint resolution procedure of the Company or an Affiliate, as applicable, has been completed.

(iii)	Rules of Arbitration. All arbitration will be conducted by a single arbitrator according to the Employment Dispute Arbitration Rules of the AAA. The arbitrator will have authority to award any remedy or relief that a court of competent jurisdiction could order or grant including, without limitation, specific performance of any obligation created under the award or policy, the awarding of punitive damages, the issuance of any injunction, costs and attorney’s fees to the extent permitted by law, or the imposition of sanctions for abuse of the arbitration process. The arbitrator’s award must be rendered in a writing that sets forth the essential findings and conclusions on which the arbitrator’s award is based.

(iv)	Representation and Costs. Each party may be represented in the arbitration by an attorney or other representative selected by the party. The Company or Affiliate shall be responsible for its own costs, the AAA filing fee and all other fees, costs and expenses of the arbitrator and AAA for administering the arbitration. The claimant shall be responsible for his attorney’s or representative’s fees, if any. However, if any party prevails on a statutory claim which allows the prevailing party costs and/or attorneys’ fees, the arbitrator may award costs and reasonable attorneys’ fees as provided by such statute.

(v)	Discovery; Location; Rules of Evidence. Discovery will be allowed to the same extent afforded under the Federal Rules of Civil Procedure. Arbitration will be held at a location selected by the Company. AAA rules notwithstanding, the admissibility of evidence offered at the arbitration shall be determined by the arbitrator who shall be the judge of its materiality and relevance. Legal rules of evidence will not be controlling, and the standard for admissibility of evidence will generally be whether it is the type of information that responsible people rely upon in making important decisions.

(vi)	Confidentiality. The existence, content or results of any arbitration may not be disclosed by a party or arbitrator without the prior written consent of both parties. Witnesses who are not a party to the arbitration shall be excluded from the hearing except to testify.

(h)	Construction. Whenever any words are used herein in the masculine, they shall be construed as though they were used in the feminine in all cases where they would so apply; and wherever any words are used in the singular or plural, they shall be construed as though they were used in the plural or singular, as the case may be, in all cases where they would so apply. Title of sections are for general information only, and this Plan is not to be construed with reference to such titles.

(i)	Severability. If any provision of this Plan or any Award agreement or any Award (i) is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or Award, or (ii) would disqualify this Plan, any Award agreement or any Award under any law the Administrator deems applicable, then such provision should be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Administrator, materially altering the intent of this Plan, Award agreement or Award, then such provision should be stricken as to such jurisdiction, person or Award, and the remainder of this Plan, such Award agreement and such Award will remain in full force and effect.

Appendix B

Johnson Controls, Inc.
Board Of Directors
Audit Committee

CHARTER

Mission Statement

The Audit Committee (the “Committee”) is appointed by the Board of Directors (the “Board”) to assist the Board in fulfilling its oversight responsibilities regarding (i) the integrity of the Company’s financial statements, (ii) the Company’s process for financial reporting and monitoring compliance with laws and regulations, (iii) the independent auditors qualifications and independence; (iv) the performance of the Company’s internal audit function and independent auditors; and (v) the Company’s internal control system. References in this Charter to the independent auditors shall be deemed to include the registered public accounting firm. In performing its duties, the Committee will maintain an effective independent working relationship with the Board, management, the internal auditors and the independent auditors.

The Committee will prepare the report required by the rules of the Securities and Exchange Commission (the “Commission”) to be included in the Company’s annual proxy statement. The Committee Charter will be included in the Company’s website.

The Committee does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of the Company’s financial statements.

Organization

The Committee will consist of at least four members. Committee members may not have a material relationship with the Company, as determined by the Board. All Committee members must meet the independence, experience and expertise requirements of the New York Stock Exchange, Section 10A of the Securities Exchange Act of 1934 (the “Exchange Act”), the rules and regulations of the Commission and the Corporate Governance Guidelines applicable to the Company. Each member must possess a detailed understanding of the responsibilities of Committee membership as well as the Company’s business, operations and risks. At least one member shall be an “audit committee financial expert” as defined by the rules of the Commission.

No member of the Committee will receive compensation from the Company other than Board of Directors’ and Board Committee members’ fees. The Committee will meet at least four times per year.

The members shall be elected to the Committee by the Board, on the recommendation of the Corporate Governance Committee, annually or as necessary to fill vacancies in the interim. The Board shall designate one of the Committee members as chairperson. Committee members may be replaced by the Board. Simultaneous service on the Audit Committees of more than two (2) other public companies will be reviewed by the Board for a determination, to be reported in the Company’s annual proxy statement, that such service does not impair the effective service of Committee members.

Roles and Responsibilities

Funding, Committee Meetings and Reports to the Board

The Company will provide the Committee with the appropriate funding to the extent the Committee deems necessary or appropriate to exercise its authority, and for other ordinary administrative expenses that the Committee determines are necessary or appropriate to carry out its duties. Board approval shall not be required for such funding. The Committee may obtain advice and assistance from independent legal, accounting or other advisors as it deems necessary to carry out its duties. The Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditors to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

The Committee will meet with management, the internal auditors and the independent auditors in separate executive sessions at least quarterly and will make regular reports to the Board. Management will be asked to report whether significant findings and recommendations made by the internal auditors and the independent auditors have been addressed in a timely manner. Annually, the performance of the Committee and the Committee Charter will be reviewed by the members.

Internal Control

The Committee will encourage management to communicate the importance of internal control and to ensure that all employees are aware of the Company’s internal control policies and procedures. Further, the Committee will review and discuss with management the implementation of internal control recommendations made by the internal auditors and the independent auditors. The Committee will review the results of management’s evaluations and certifications required under Sections 302, 404 and 906 of the Sarbanes-Oxley Act of 2002, and related Commission regulations. Also, the Committee will review the scope and results of testing done by the independent auditors to support their attestation report required under Section 404 of the Sarbanes-Oxley Act of 2002. On an annual basis, the Committee will review the processes by which the annual certifications are created.

Financial Reporting

The Committee will review and discuss with management and the independent auditors the Company’s accounting policies, which may be viewed as critical, and review and discuss any significant changes. The Committee will also review and discuss with management and the independent auditors significant accounting and reporting developments, including recent professional and regulatory pronouncements, and their impact on the Company’s financial statements. Minutes of the Company’s Disclosure Committee will be forwarded to the Committee for review on a timely basis.

The Committee will meet with management and the independent auditors to review and discuss the results of the audit and the audited financial statements. Further, the Committee will review the specific disclosures contained in the MD&A section of the annual report on Form 10-K before its release and consider whether the information is adequate and consistent with Committee members’ knowledge of the Company and its operations. Based on the review and discussions with management and the independent auditor, the Committee will recommend to the Board whether the audited financial statements are appropriate for inclusion in the Company’s annual report on Form 10-K.

The Committee will meet (in person or by phone) with management and the independent auditors to review the quarterly operating results, and financial statements (including the specific disclosures contained in the MD&A Section of the quarterly report on Form 10-Q), discuss the results against the prior year, discuss any significant variances from the financial plan and discuss the results of the independent auditors review of the quarterly financial statements prior to the filing of the Company’s Form 10-Q. The Committee will discuss with management the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, and hold general discussion on financial information and earnings guidance provided to analysts and rating agencies.

The Committee will discuss with management and the independent auditors significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including (i) any significant changes in the Company’s selection or application of accounting principles (ii) any major issues regarding financial statement presentations and/or major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of any material control deficiencies (iii) analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effect of alternative assumptions, estimates or GAAP methods on the Company’s financial statements (iv) the effect of regulatory accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company; and (v) the development, selection and disclosure of critical accounting estimates. The Committee will discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies. The Committee will also review reports and disclosure of insider and affiliated party transactions.

Compliance Oversight

The Committee will review and advise the Board with respect to the effectiveness of the Company’s system for monitoring compliance with laws and regulations and will periodically obtain any required reports and assurances from the independent auditor, management and the internal auditors.

The Committee will establish procedures, for (i) the receipt, retention and treatment of complaints received from employees of the Company regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding internal accounting controls, questionable accounting or auditing matters.

Internal Audit

The internal auditors’ proposed audit schedule and plans will be approved annually. Internal audit activities and organizational structure of the internal audit function will be reviewed regularly.

Independent Auditors

The independent auditors report directly to the Committee. The Committee shall be directly responsible for the appointment, retention, compensation, termination, and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor) for the purpose of preparing or issuing an audit report, performing other audit, review or attest services or related work. The Committee shall have the sole authority to approve all audit engagement fees, scope and terms.

The Committee shall pre-approve all auditing services and permitted non-audit services to be performed for the Company by the independent auditors in accordance with Section 10A(i) of the Exchange Act. Such fees paid to the independent auditors shall be disclosed in the Company’s annual proxy statements and annual reports as required by Section 13(a) of the Exchange Act. In carrying out its duty to approve the fees and terms of the independent auditors, if the Committee approves an audit service within the scope of engagement of the independent auditors, such audit service shall be deemed to have been pre-approved. The Committee may delegate its duties to pre-approve auditing services and permitted non-audit services to its chairman.

At least annually, the Committee will obtain and review a report by the independent auditors describing (a) the independent auditors internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditors, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the independent auditors, (c) any steps taken to deal with any such issues and (d) all relationships between the independent auditors and the Company.

The Committee will evaluate the qualifications, performance, and independence of the independent auditors, including considering whether the independent auditors’ quality controls are adequate and whether the provision of permitted non-audit services is compatible with maintaining the independent auditors’ independence. In making its evaluation, the Committee shall take into account the opinions of management and the internal auditors. The Committee’s evaluation will include a review of the experience, qualifications and performance of the senior members of the independent auditor’s team, including the engagement partner of the independent auditors. The Committee will oversee the rotation of the engagement partner as required by law and will consider whether, in order to assure continuing independent auditor’s independence, there should be regular rotation of the audit firm itself. The Committee will present its conclusions regarding the independent auditors to the Board, and if so determined by the Committee, recommend that the Board take additional action to satisfy itself of the qualifications, performance and independence of the independent auditors.

The Committee will set policies for the Company’s hiring of employees or former employees of the independent auditors, particularly in light of the “cooling off period” related to prohibition on employment outlined in Section 10A(l) of the Exchange Act.

The Committee will require the independent auditors to communicate whether or not it is aware of any reportable illegal acts.

The Committee will discuss with the independent auditors matters related to the conduct of the audit as required in Statement on Auditing Standards No. 61. In particular, the Committee will hold discussions with the independent auditors on:

(a)	all critical accounting policies and practices to be used;

(b)	all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors; and

(c)	other material written communications between the independent auditors and management, such as any management letter or schedule of unadjusted differences.

The Committee will discuss the following with independent auditors:

(a)	the adoption of, or changes to, the Company’s significant auditing and accounting principles and practices as suggested by the independent auditors, internal auditors or management;

(b)	any “management” or “internal control” letter provided by the independent auditors and the Company’s response to that letter;

(c)	any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to requested information, and any significant disagreements with management; and

(d)	the responsibilities, and staffing of the Company’s internal audit function.

Other Responsibilities

In furtherance of the objectives reflected in this Committee Charter, the Committee will adopt, to the extent that it deems necessary or appropriate, Committee Guidelines.

The Committee shall make regular reports to the Board. The Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Committee shall annually review its own performance.

EFFECTIVE: NOVEMBER, 2006

Misc - 216 - 06

Proxy

COMPANY #

VOTE BY TELEPHONE, INTERNET OR MAIL
24 Hours a Day, 7 Days a Week

Use any touch-tone telephone to vote your proxy. Have your Proxy Form and the last four digits of your Social Security Number or Taxpayer Identification Number in hand when you call.

Use the Internet to vote your proxy. Have your Proxy Form and the last four digits of your Social Security Number or Taxpayer Identification Number in hand when you access the website to create your electronic ballot.

Mark, sign and date your Proxy Form and return it in the postage-paid envelope we have provided.

The undersigned, having received the Notice of Meeting and Proxy Statement dated December 6, 2006, and Annual Report on Form 10-K, hereby appoints J.M. Barth and J.D. Okarma, and each of them, proxies with power of substitution to vote for the undersigned at the annual shareholders’ meeting of Johnson Controls, Inc., on January 24, 2007, and at any adjournments thereof, hereby revoking any proxy heretofore given by the undersigned for such meeting.
This proxy when properly executed will be voted in the manner directed therein by the undersigned. Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and mailed your Proxy Form. This proxy allows you to vote all non-broker account shares of Johnson Controls you hold as of November 16, 2006. If you submit your proxy by telephone or Internet, there is no need for you to mail back your Proxy Form.

▼ Please Detach Here ▼

2007 Annual Meeting — January 24, 2007
The Board of Directors recommends a vote FOR items 1 and 2.

		FOR ALL	WITHHOLD FROM ALL
1.	Election of Directors 01 Robert L. Barnett	☐	☐
02 Eugenio Clariond Reyes-Retana
03 Jeffrey A. Joerres
04 Richard F. Teerlink
EXCEPTIONS

To withhold authority to vote for any individual nominee(s), write the number code(s) of the nominee(s) in the exceptions box.
☐ Check this box if address change, and indicate correction below:

		FOR	AGAINST	ABSTAIN
2.	Ratification of PricewaterhouseCoopers as independent auditors for 2007.	☐	☐	☐
The 2007 Stock Option Plan is intended to enhance shareholder value, therefore your Board of Directors recommends a vote FOR item 3.

		FOR	AGAINST	ABSTAIN
3.	Approval of the Johnson Controls, Inc. 2007 Stock Option Plan.	☐	☐	☐

If no direction is made, this proxy will be voted FOR all nominees listed in items 1 and 2, and FOR item 3, and in the discretion of the proxies, upon other such matters which may properly come before the meeting or any adjournments thereof.
[Important information contained on reverse side; please read]

Please sign in box above.
Please sign name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee, or guardian, give full title. For joint accounts, each owner must sign.

Dated:

JOHNSON CONTROLS, INC.
PROXY
2007 Annual Meeting — January 24, 2007
If you are a participant in the Avanzar Interior Technologies, Ltd. Savings and Investment (401k) Plan, the Bridgewater LLC Savings and Investment (401k) Plan, the Bristol Compressors Thrift and Retirement Plan, the Johnson Controls, Inc. ASG Production Employees Savings and Investment (401k) Plan, the Johnson Controls Federal Systems, Inc. Retirement Savings Plan, the Johnson Controls IFM Retirement Savings Plan/Commercial North America Account Level Employees, the Johnson Controls Savings and Investment (401k) Plan, or the Trimmasters, Inc. Savings and Investment Plan, this proxy card also entitles you to direct Fidelity Management Trust Company how to vote Johnson Controls shares credited to your account.
The shares credited to your account in any above-referenced plan will be voted as directed. If no direction is made, if the card is not signed, or if the card is not received by January 19, 2007, the plan shares credited to your account will be voted in the same proportion as directions received from participants.
If you hold the Company’s Common Stock, and no voting direction is made, the shares you hold will be voted FOR all nominees listed in items 1 and 2, and in the discretion of the proxies, upon such other matters which may properly come before the meeting or any adjournments thereof. Regarding item 3, shares you hold are counted toward the quorum requirement but they do not affect the determination of whether a non-routine matter is approved or rejected. Broker non-voted shares will not affect the determination of whether item 3 is approved or rejected.
If you own shares by other means than those stated above, you will receive separate proxy materials which you should complete and return as indicated in those materials. To understand the effect of not voting your shares, please refer to the Questions and Answers section of the Proxy Statement.